SPECIAL METALS CORPORATION


                                  $375,000,000
                         SENIOR SECURED CREDIT AGREEMENT

                          DATED AS OF OCTOBER 28, 1998



                        CREDIT LYONNAIS NEW YORK BRANCH,
                                    AS AGENT

                        CREDIT LYONNAIS NEW YORK BRANCH,
                                   AS ARRANGER


                     MANUFACTURERS & TRADERS TRUST COMPANY,
                             AS DOCUMENTATION AGENT

                               MELLON BANK, N.A.,
                              AS SYNDICATION AGENT

                                       AND

                            THE BANK OF NOVA SCOTIA,
                                   AS CO-AGENT

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINITIONS
   1.1. DEFINED TERMS
   1.2. OTHER DEFINITIONAL PROVISIONS

SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS
   2.1. TERM LOANS
   2.2. PROCEDURE FOR TERM LOAN BORROWING
   2.3. REPAYMENT OF TRANCHE A TERM LOANS
   2.4. REPAYMENT OF TRANCHE B TERM LOANS
   2.5. EVIDENCE OF TERM LOAN DEBT
   2.6. USE OF PROCEEDS OF TERM LOANS

SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS
   3.1. REVOLVING CREDIT COMMITMENTS
   3.2. PROCEDURE FOR REVOLVING CREDIT BORROWING
   3.3. REPAYMENT OF REVOLVING CREDIT LOANS; EVIDENCE OF DEBT
   3.4. COMMITMENT FEE
   3.5. TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS
   3.6. USE OF PROCEEDS OF REVOLVING CREDIT LOANS

SECTION 4. LETTERS OF CREDIT
   4.1. ISSUANCE
   4.2. PARTICIPATION BY REVOLVING CREDIT LENDERS
   4.3. DRAWINGS
   4.4. OBLIGATIONS ABSOLUTE
   4.5. OTHER LENDERS
   4.6. INDEMNIFICATION
   4.7. LIABILITY OF THE ISSUING BANK
   4.8. LETTER OF CREDIT FEE

SECTION 5. GENERAL PROVISIONS APPLICABLE TO COMMITMENTS AND LOANS
   5.1. PREPAYMENTS
   5.2. CONVERSION AND CONTINUATION OPTIONS
   5.3. MINIMUM AMOUNTS OF TRANCHES
   5.4. INTEREST RATES AND PAYMENT DATES
   5.5. COMPUTATION OF INTEREST AND FEES
   5.6. INABILITY TO DETERMINE INTEREST RATE
   5.7. PRO RATA TREATMENT AND PAYMENTS
   5.8. ILLEGALITY
   5.9. REQUIREMENTS OF LAW
   5.10. TAXES
   5.11. INDEMNITY
   5.12. CHANGE OF LENDING OFFICE

SECTION 6. REPRESENTATIONS AND WARRANTIES
   6.1. FINANCIAL CONDITION
   6.2. NO CHANGE
   6.3. CORPORATE EXISTENCE; COMPLIANCE WITH LAW
   6.4. CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATIONS
   6.5. NO LEGAL BAR
   6.6. NO MATERIAL LITIGATION
   6.7. NO DEFAULT
   6.8. OWNERSHIP OF PROPERTY; LIENS
   6.9. INTELLECTUAL PROPERTY
   6.10. NO BURDENSOME RESTRICTIONS
   6.11. TAXES
   6.12. FEDERAL REGULATIONS
   6.13. ERISA
   6.14. INVESTMENT COMPANY ACT; OTHER REGULATIONS
   6.15. CAPITAL STOCK; SUBSIDIARIES; INVESTMENTS
   6.16. ENVIRONMENTAL MATTERS
   6.17. REGULATION H
   6.18. SECURITY DOCUMENTS
   6.19. ACQUISITION APPROVALS
   6.20. ACCURACY OF INFORMATION
   6.21. INSURANCE
   6.22. SOLVENCY
   6.23. LABOR RELATIONS
   6.24. INDEBTEDNESS
   6.25. BANK ACCOUNTS
   6.26. REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS
   6.27. YEAR 2000 PROBLEM

SECTION 7. CONDITIONS PRECEDENT
   7.1. CONDITIONS TO INITIAL LOANS
      (A) LOAN DOCUMENTS
      (B) ACQUISITION DOCUMENTS
      (C) ACQUISITION CLOSING
      (E) REFINANCING
      (F) CLOSING CERTIFICATE
      (G) CORPORATE PROCEEDINGS OF THE BORROWER
      (H) BORROWER INCUMBENCY CERTIFICATE
      (I) CORPORATE PROCEEDINGS OF SUBSIDIARIES
      (J) SUBSIDIARY INCUMBENCY CERTIFICATES
      (K) CORPORATE DOCUMENTS
      (L) FINANCIAL STATEMENTS OF INCO ENTITIES
      (M) BORROWER FINANCIAL STATEMENTS
      (N) CLOSING FINANCIAL CERTIFICATE
      (O) CORPORATE AND CAPITAL STRUCTURE

      (P) CONSENTS, APPROVALS, ETC.
      (Q) FEES AND EXPENSES
      (R) FILINGS
      (S) LIEN SEARCHES
      (T) PLEDGED COLLATERAL
      (U) TITLE INSURANCE POLICIES; SURVEYS
      (V) FLOOD INSURANCE
      (W) COPIES OF DOCUMENTS
      (X) INSURANCE
      (Y) LEGAL OPINIONS
      (Z) AGENT'S FEES AND EXPENSES
      (AA) OUTSTANDING INDEBTEDNESS
      (BB) ENVIRONMENTAL AUDITS
      (CC) NO MATERIAL ADVERSE CHANGE
      (DD) NO LITIGATION
      (EE) SOLVENCY CERTIFICATE
      (FF) ERISA; RETIREE BENEFITS
      (GG) TERMINATION OF RECEIVABLES FROM RECEIVABLES PROGRAM

   7.2. CONDITIONS TO EACH LOAN
      (A) REPRESENTATIONS AND WARRANTIES
      (B) NO DEFAULT
      (C) ADDITIONAL MATTERS

SECTION 8. AFFIRMATIVE COVENANTS
   8.1. FINANCIAL STATEMENTS
   8.2. CERTIFICATES; OTHER INFORMATION
   8.3. PAYMENT OF TAXES AND OTHER OBLIGATIONS
   8.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE
   8.5. MAINTENANCE OF PROPERTY; INSURANCE
   8.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS; DISCUSSIONS
   8.7. NOTICES
   8.8. ENVIRONMENTAL LAW
   8.9. MAINTENANCE OF LIENS OF THE SECURITY DOCUMENTS
   8.10. PLEDGE OF AFTER ACQUIRED PROPERTY
   8.11. INTEREST RATE PROTECTION
   8.12. FOREIGN SUBSIDIARIES SECURITY
   8.13. COLLATERAL ACCOUNT
   8.14. BANK ACCOUNTS
   8.15. YEAR 2000

SECTION 9. NEGATIVE COVENANTS
   9.1. FINANCIAL CONDITION COVENANTS
      (A) EBITDA MAINTENANCE
      (B) LEVERAGE RATIO
      (C) INTEREST COVERAGE RATIO
      (D) FIXED CHARGE RATIO

   9.2. LIMITATION ON INDEBTEDNESS
   9.3. LIMITATION ON LIENS
   9.4. LIMITATION ON GUARANTEE OBLIGATIONS
   9.5. LIMITATION ON FUNDAMENTAL CHANGES

   9.6. LIMITATION ON SALE OF ASSETS
   9.7. RESTRICTED PAYMENTS
   9.8. LIMITATION ON CAPITAL EXPENDITURES
   9.9. LIMITATION ON INVESTMENTS, LOANS AND ADVANCES
   9.10. LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND CAPITAL STOCK
   9.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES
   9.12. LIMITATION ON SALES AND LEASEBACKS
   9.13. LIMITATION ON CHANGES IN FISCAL YEAR AND ACCOUNTING POLICIES
   9.14. LIMITATION ON NEGATIVE PLEDGE CLAUSES
   9.15. LIMITATION ON LINES OF BUSINESS
   9.16. LIMITATION ON ENTERING INTO CERTAIN HEDGING AGREEMENTS
   9.17. LIMITATION ON NEW BANK ACCOUNTS
   9.18. LIMITATION ON ISSUANCE OF CAPITAL STOCK
   9.19. MODIFICATIONS TO ACQUISITION DOCUMENTS, PREFERRED STOCK DOCUMENTS AND SUPPLY CONTRACTS

SECTION 10. EVENTS OF DEFAULT

SECTION 11. THE AGENT
   11.1. APPOINTMENT
   11.2. DELEGATION OF DUTIES
   11.3. EXCULPATORY PROVISIONS
   11.4. RELIANCE BY AGENT
   11.5. NOTICE OF DEFAULT
   11.6. NON-RELIANCE ON AGENT AND OTHER LENDERS
   11.7. INDEMNIFICATION
   11.8. AGENT IN ITS INDIVIDUAL CAPACITY
   11.9. SUCCESSOR AGENT
   11.10. CONCERNING THE COLLATERAL

SECTION 12. MISCELLANEOUS
   12.1. AMENDMENTS AND WAIVERS
   12.2. NOTICES
   12.3. NO WAIVER; CUMULATIVE REMEDIES
   12.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
   12.5. PAYMENT OF EXPENSES AND TAXES; INDEMNITY
   12.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS
   12.7. ADJUSTMENTS; SET-OFF
   12.8. COUNTERPARTS
   12.9. SEVERABILITY
   12.10. INTEGRATION
   12.11. GOVERNING LAW
   12.12. SUBMISSION TO JURISDICTION; WAIVERS
   12.13. ACKNOWLEDGMENTS
   12.14. WAIVERS OF JURY TRIAL
   12.15. INTEREST RATE LIMITATION
   12.16. CONFIDENTIALITY

                                   SCHEDULES:

Schedule I        Lenders, Notice Addresses, Commitments, Commitment Percentages
Schedule II       Closing Date Mortgaged Property
Schedule III      Bilateral Mortgages
Schedule 6.1(c)   Guaranteed Obligations; Sales or Transfers
Schedule 6.4      Consents, Authorizations, Filings
Schedule 6.9      Intellectual Property
Schedule 6.11     Taxes
Schedule 6.15     Subsidiaries
Schedule 6.16     Environmental Matters
Schedule 6.18     Filing Offices
Schedule 6.21     Insurance
Schedule 6.23     Labor Matters
Schedule 6.24     Indebtedness to Remain Outstanding
Schedule 6.25     Bank Accounts
Schedule 7.1(u)   Title Insurance Policies
Schedule 9.2      Permitted Indebtedness
Schedule 9.3(i)   Existing Liens
Schedule 9.9      Investments

                                    EXHIBITS:

Exhibit A-1       Form of Borrower Security Agreement
Exhibit A-2       Forms of Borrower Patent and Trademark Security Agreement and
                  Copyright Security Agreement
Exhibit B         Form of Collateral Assignment
Exhibit C         Form of Bilateral Mortgage
Exhibit D         Form of Mortgage/Deed of Trust
Exhibit E         Form of Subsidiaries Guarantee
Exhibit F-1       Form of Subsidiary Security Agreement
Exhibit F-2       Forms of Subsidiary Patent and Trademark Security Agreement
                  and Copyright Security Agreement
Exhibit G-1       Form of Tranche A Term Note
Exhibit G-2       Form of Tranche B Term Note
Exhibit H         Form of Revolving Credit Note
Exhibit I         Form of Letter of Credit Request
Exhibit J         Form of Closing Certificate
Exhibit K         Form of Closing Financial Certificate
Exhibit L-1       Form of Opinion of Counsel to Borrower
Exhibit L-2       Form of Opinion of Local Counsel to Borrower
Exhibit M         Form of Compliance Certificate
Exhibit N         Form of Assignment and Acceptance

                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of October 28, 1998, among SPECIAL METALS CORPORATION, a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "LENDERS"), CREDIT LYONNAIS NEW YORK BRANCH, as Issuing Bank with respect to the Letters of Credit, and CREDIT LYONNAIS NEW YORK BRANCH, as agent for the Lenders and the Issuing Bank hereunder (in such capacity, the "AGENT").

         The parties hereto hereby agree as follows:


                                     SECTION
                                   DEFINITIONS


         DEFINED TERMS.
         As used in this Agreement, the following terms shall have the following meanings:

         "ACQUISITION": the acquisition of the shares of the Inco Entities owned by the Sellers pursuant to the Purchase Agreement.

         "ACQUISITION DOCUMENTS": the Purchase Agreement, the Noncompetition Agreement dated as of the Closing Date between the Borrower and Inco Inc., the Tradename and Trademark License Agreement dated as of the Closing Date between the Borrower and Inco Limited, the Transitional Services Agreement dated as of the Closing Date between Inco United States, Inc. and Inco Alloys International, Inc., the Quitclaim Assignment effective as of the Closing Date between Inco Limited and Inco Alloys Canada Limited, and any other agreements, instruments and other documents delivered in connection therewith, as amended, supplemented or otherwise modified in accordance with the terms of this Agreement.

         "AFFILIATE": with respect to any Person, any other Person (other than, in the case of the Borrower, a Wholly-Owned Domestic Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, (including, but not limited to, all directors and officers of such Person). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors or other governing body of such Person or (b) direct or cause the direction of the management and policies of such Person, through the ownership of Voting Stock or other ownership interests, by contract or otherwise.

         "AGENT": Credit Lyonnais New York Branch, together with its affiliates, as the arranger of the Commitments and as the agent for itself, the Lenders and the Issuing Bank under this Agreement and the other Loan Documents or its successor appointed pursuant to subsection 11.9.
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                                                                               2

         "AGREEMENT": this Credit Agreement, including the schedules and exhibits hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "APPLICABLE MARGIN": (a) with respect to Revolving Credit Loans and the Tranche A Term Loans, the amount set forth below for the applicable Type of Loan (with X being the Leverage Ratio), as of the last day of the most recent fiscal quarter:

Level           Leverage Ratio             Base Rate             Eurodollar Rate
-----           --------------             ---------             ---------------
  I                 X<2.00                   0.00%                    0.75%
 II              2.00<=X<2.50                0.00%                    1.00%
 III             2.50<=X<3.00                0.00%                    1.25%
 IV              3.00<=X<3.50                0.25%                    1.50%
  V              3.50<=X<4.00                0.50%                    1.75%
 VI                 X>=4.00                  0.75%                    2.00%

provided that, notwithstanding the foregoing, (i) during the period commencing on the Closing Date and ending on the six month anniversary of the Closing Date, the Applicable Margin shall be 0.50% if such Loans are Base Rate Loans and 1.75% if such Loans are Eurodollar Loans, (ii) during any period in which an Event of Default shall have occurred and be continuing, the Applicable Margin shall be 0.75% if such Loans are Base Rate Loans and 2.00% if such Loans are Eurodollar Loans, and (iii) if the Borrower shall have failed to deliver the financial statements required by subsection 8.1(a) or (b) when due (without giving effect to any grace period or notice requirement), the Applicable Margins shall be as set forth in clause (ii) above until such time as such delivery shall have been made; and

         (b) with respect to the Tranche B Term Loans, 1.00% if such Loans are Base Rate Loans and 2.25% if such Loans are Eurodollar Loans; PROVIDED that when and so long as no Default or Event of Default has occurred and is continuing, and the Leverage Ratio as of the last day of the most recent fiscal quarter is less than or equal to 2.75:1, the Applicable Margin for Tranche B Term Loans shall be 0.75% if such Loans are Base Rate Loans and 2.00% if such Loans are Eurodollar Loans; PROVIDED FURTHER that (i) during any period in which an Event of Default shall have occurred and be continuing, the Applicable Margin shall be 1.00% if such Loans are Base Rate Loans and 2.25% if such Loans are Eurodollar Loans, and (ii) if the Borrower shall have failed to deliver the financial statements required by subsection 8.1(a) or (b) (without giving effect to any grace period or notice requirement), the Applicable Margin shall be as set forth in clause (i) above until such time as such delivery shall have been made.

         Any change in the Applicable Margin shall be effective on the Business Day following delivery of the financial statements under subsection 8.1(a) or
(b), subject to clauses (a)(iii) and (b)(ii) above.

         "ASSET SALE": any sale or other disposition (including any sale and leaseback of assets, and any mortgage or lease of real property) (other than a mortgage in favor of the

Agent or a Permitted Asset Sale) subsequent to the Closing Date of any property of the Borrower or any of its Subsidiaries

         "ASSIGNEE": as defined in subsection 12.6(c).

         "ASSIGNMENT AND ACCEPTANCE": as defined in subsection 12.6(c).

         "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day PLUS 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Credit Lyonnais New York Branch as its prime rate in effect at its principal office in New York City (the Prime Rate is not intended to be the lowest rate of interest charged by Credit Lyonnais New York Branch in connection with extensions of credit to debtors); and "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate.

         "BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Base Rate.

         "BILATERAL MORTGAGE": each Bilateral Mortgage executed or to be executed and delivered by the Borrower and a Governmental Authority, substantially in the form of Exhibit C (with any changes required by applicable Requirements of Law), covering the property listed on Schedule III, subject to the receipt of all required consents, and any real property hereafter owned by a Governmental Authority and leased to the Borrower or any Domestic Subsidiary for which the Agent requests a Bilateral Mortgage, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "BOARD OF GOVERNORS": the Board of Governors of the Federal Reserve System or any successor to the functions and powers thereof.

         "BORROWER PRO FORMA FINANCIAL STATEMENTS": as defined in subsection 6.1(d).

         "BORROWER SECURITY AGREEMENT": collectively, the Borrower Pledge and Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit A-1, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, and the Patent and Trademark Security Agreement and the Copyright Security Agreement to be executed and delivered by the Borrower, substantially in the forms of Exhibit A-2(a) and (b), as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "BORROWING DATE": any Business Day specified in a notice delivered pursuant to subsection 2.2, 3.2 or 4.1 as a date on which the Borrower requests the Lenders to make Loans hereunder or the Issuing Bank to issue a Letter of Credit hereunder.

         "BUSINESS": as defined in subsection 6.16.

         "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in the New York interbank market.

         "CAPITAL EXPENDITURES": with respect to any Person for any period, the sum of (a) all expenditures of such Person in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) that are paid or due and payable in cash during such period and (b) all Financing Lease expenses of such Person that are paid or (without duplication) due and payable in cash during such period; PROVIDED, HOWEVER, that Capital Expenditures of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 1998 shall be $7,199,000 and for the fiscal quarter ended June 30, 1998 shall be $10,091,000.

         "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, regardless of type, class, preference or designation, any and all equivalent ownership interests in a Person other than a corporation, including membership interests, partnership interests or other equity interests, and any and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "CASH EQUIVALENTS": any of the following in which the Agent holds a duly perfected first priority security interest: (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit, having maturities of not more than one year from the date of acquisition, of any Lender or of any domestic commercial bank the long-term debt of which is rated at the date of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Corporation or A-2 or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above and
(c) commercial paper rated at the date of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by

Moody's Investors Service, Inc. and in either case maturing within 270 days after the date of acquisition.

         "CASUALTY LOSS": with respect to any asset owned or used by the Borrower or any of its Subsidiaries: (a) any damage to or loss or destruction of such asset; or (b) any actual condemnation or taking, by exercise of the power of eminent domain or otherwise.

         "CERCLA": the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

         "CHANGE OF CONTROL": one or more of the following events: (a) in any three year period, a majority of the members of the Board of Directors of the Borrower elected during such three year period shall have been elected against the recommendation of the management of the Borrower or the Board of Directors in office immediately prior to such election; (b) any Person other than SIMA and its Affiliates (each, a "DESIGNATED PERSON") or Persons acting in concert with them shall, except as provided in clause (c) below, acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any series of related transactions) or otherwise beneficially own a majority of the Voting Stock of the Borrower; (c) upon consummation of a consolidation or merger of a Person with a Designated Person in which the holders of the Voting Stock of the Borrower immediately prior to such consolidation or merger would not own Voting Stock representing at least a majority of the outstanding Voting Stock of such Designated Person or its ultimate parent upon consummation of such consolidation or merger; or (d) upon the sale, transfer or assignment (it being understood that the pledge of, or the granting of a security interest in, assets of the Borrower or its Subsidiaries shall not be deemed a sale, transfer or assignment hereunder) of all or substantially all of the assets of the Borrower to any Person in a single transaction or series of related transactions; PROVIDED, HOWEVER, that a sale, transfer or assignment of all or substantially all of the assets of the Borrower to the Principal Shareholders or to any entity the holders of at least a majority of the Voting Stock of which (or of such entity's ultimate parent) were holders of Voting Stock of the Borrower immediately prior to such sale, transfer or assignment shall not constitute a "change of control" hereunder; or (e) at such time as the Principal Shareholders fail to beneficially own, in the aggregate, at least 30% of the voting power of the outstanding Voting Stock of the Borrower.

         "CLOSING BALANCE SHEETS": the "Preliminary Closing Balance Sheet" and the "Final Closing Balance Sheet," each as defined in the Purchase Agreement.

         "CLOSING DATE": the date (which may be no later than October 30, 1998) on which the conditions precedent set forth in subsection 7.1 shall be satisfied or waived in accordance with this Agreement and the initial Loans are made or the initial Letters of Credit are issued.

         "CLOSING LETTER": that certain letter dated of even date with this Agreement executed by the Borrower in favor of the Agent with respect to certain post-closing matters.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "COLLATERAL": all assets of the Loan Parties, whether now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "COLLATERAL ACCOUNT": as defined in subsection 8.13.

         "COLLATERAL ASSIGNMENT": the Collateral Assignment of Purchase Agreement and Tradename and Trademark License Agreement, to be executed and delivered by the Borrower or its Subsidiary which is party thereto, and acknowledged by the Sellers, substantially in the form of Exhibit B, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "COMMITMENT": with respect to any Lender, the collective reference to such Lender's Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, and/or Revolving Credit Commitment; collectively, as to all the Lenders, the "COMMITMENTS".

         "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which (a) the sum of (i) such Lender's then unused Commitments PLUS (ii) such Lender's Loans then outstanding (assuming, in the case of each Revolving Credit Lender, that such Lender has made a Loan in an amount equal to its Pro Rata Share of the Letters of Credit Outstanding) then constitutes of (b) the sum of
(x) the aggregate outstanding then unused Commitments of all the Lenders PLUS
(y) the aggregate principal amount of Loans of all the Lenders then outstanding (assuming, in the case of the Revolving Credit Lenders, that such Lenders have made Loans in an aggregate principal amount equal to the Letters of Credit Outstanding).

         "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "CONSOLIDATED CURRENT ASSETS": with respect to any Person at any date of determination, all assets which would, in accordance with GAAP, be classified on a consolidated balance sheet of such Person and its Subsidiaries as current assets.

         "CONSOLIDATED CURRENT LIABILITIES": with respect to any Person at any date of determination, all liabilities which would, in accordance with GAAP, be classified on a consolidated balance sheet of such Person and its Subsidiaries as current liabilities.

         "CONSOLIDATED EBITDA": with respect to any Person for any period, the sum of (a) Consolidated Net Income PLUS (b) to the extent deducted in computing such Consolidated Net Income, the sum of (i) Consolidated Income Tax Expense,
(ii) Consolidated Interest Expense, (iii) depreciation and amortization expense,
(iv) Preferred Stock Dividends, (v) non-cash charges which will not result in a cash payment and (vi) any loss which did not result in a cash payment, MINUS, (c) to the extent added in computing such Consolidated Net Income, the sum of (x) any interest income, (y) all non-cash income and (z) any gain which did not result from a cash payment, and plus losses or minus gains incurred by a Person which are either unusual in nature or infrequent in occurrence, all as determined on a consolidated basis with respect to such Person and its Subsidiaries in accordance with GAAP; PROVIDED, HOWEVER, that EBITDA of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 1998 shall be $25,350,000 and for the fiscal quarter ended June 30, 1998 shall be $25,274,000.

         "CONSOLIDATED INCOME TAX EXPENSE": with respect to any Person for any period, income taxes (and other taxes of a similar nature or imposed in lieu thereof) paid in cash by such Person and its consolidated Subsidiaries; PROVIDED, HOWEVER, that Consolidated Income Tax Expense for the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 1998 shall be $ 0 and for the fiscal quarter ended June 30, 1998 shall be $ 0.

         "CONSOLIDATED INTEREST EXPENSE": with respect to any Person for any period, interest and fees paid or (without duplication) due and payable (whether or not paid) in cash by such Person and its consolidated Subsidiaries during such period in respect of Total Debt plus net payments paid or (without duplication) due and payable (whether or not paid) in cash by such Person and its consolidated Subsidiaries in respect of interest rate Hedging Agreements, all determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Interest Expense of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 1998 shall be $ 0 and for the fiscal quarter ended June 30, 1998 shall be $ 0.

         "CONSOLIDATED NET INCOME": with respect to any Person for any period the net income or loss of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (PROVIDED that there shall be excluded (a) the income or loss of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries or the amount of any capital calls or contributions or other fundings of losses actually required from the Borrower or any of its Subsidiaries during such period; (b) the income of any of the Borrower's Subsidiaries to the extent that the declaration or payment of dividends or other distributions by that Subsidiary is not at the time permitted by operation of the terms of its charter or other governing documents, or any agreement, instrument, judgment, decree, order, or Requirements of Law applicable to such Subsidiary except to the extent of dividends or other distributions actually paid to the Borrower or any Wholly-Owned Subsidiary that is not subject to the restrictions described in this clause (b); and (c) the net income or loss of any Person accrued prior to the date on which it becomes a Subsidiary (other than the Inco Entities and their Subsidiaries) or is merged into or consolidated with such Person or any of its Subsidiaries or the date such Person's assets are acquired by the Borrower or any of its Subsidiaries).

         "CONSOLIDATED WORKING CAPITAL": with respect to any Person at any date of determination, Consolidated Current Assets (exclusive of cash and Cash Equivalents) of such Person and its consolidated Subsidiaries MINUS Consolidated Current Liabilities (excluding the current portion of any long term debt) of such Person and its consolidated Subsidiaries.

         "DEBT SERVICE": with respect to any Person for any period, the sum of the following for such Person and its consolidated Subsidiaries (a) Consolidated Interest Expense for such period PLUS (b) scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

         "DEFAULT": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "DOLLARS" and "$": dollars in lawful currency of the United States of America.

         "DOMESTIC BANK ACCOUNTS": as defined in subsection 6.25.

         "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower which is incorporated in any state or other jurisdiction of the United States of America.

         "EBITDA THRESHOLD": as defined in subsection 9.8.

         "ENVIRONMENTAL CLAIMS": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern, (c) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law and (d) any alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern.

         "ENVIRONMENTAL LAWS": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern or protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

         "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Credit Lyonnais New York Branch is offered Dollar deposits in the New York interbank market at or about 10:00 A.M., New York time, two Business Days prior to the beginning of such Interest Period for delivery in immediately available funds on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

         "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

         Eurodollar Base Rate
         --------------------
         1.00 - Eurocurrency Reserve Requirements

         "EVENT OF DEFAULT": any of the events specified in Section 10, PROVIDED that any requirement for the giving of notice, the lapse of time, or both has been satisfied.

         "EXCESS CASH FLOW": with respect to the Borrower and its Subsidiaries on a consolidated basis for any fiscal year, (a) Consolidated EBITDA for such fiscal year MINUS (b) the sum of (i) Debt Service for such fiscal year actually paid in cash, (ii) any voluntary prepayments of Term Loans during such fiscal year, (iii) Capital Expenditures during such fiscal year permitted under subsection 9.8, (iv) Consolidated Income Tax Expense paid during such fiscal year, (v) Restricted Payments paid in cash during such fiscal year, (vi) consideration for Permitted Acquisitions paid in cash during such fiscal year, and (vii) an amount equal to any increase in Consolidated Working Capital during such fiscal year, PLUS (c) an amount equal to any decrease in Consolidated Working Capital during such fiscal year, excluding decreases attributable to pension or other post-retirement benefits reflected as current liabilities but not paid in cash during such fiscal year.

         "EXISTING CREDIT AGREEMENT": the Credit Agreement dated as of October 18, 1996 among the Borrower, certain lenders, and Credit Lyonnais New York Branch as issuing lender and agent, as amended.

         "EXISTING LETTERS OF CREDIT": as defined in subsection 4.1(b).

         "FDIC": the Federal Deposit Insurance Corporation or any successor to the functions and powers thereof.

         "FEDERAL FUNDS RATE": as defined in the definition of "Base Rate."

         "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "FIXED CHARGES": with respect to any Person for any fiscal period, the sum of the following for such Person and its consolidated Subsidiaries (a) Debt Service for such period, (b) Capital Expenditures by such Person and its consolidated Subsidiaries during such period, (c) Consolidated Income Tax Expense paid during such period and (d) Preferred Stock Dividends paid during such period, all determined on a consolidated basis in accordance with GAAP.

         "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower which is not a Domestic Subsidiary.

         "GAAP": generally accepted accounting principles in the United States of America in effect on the Closing Date.

         "GOVERNMENTAL AUTHORITY": any supranational, national, foreign, federal, state or other court or governmental agency, authority, instrumentality or regulatory body.

         "GUARANTEE": any guarantee by any Loan Party of the Obligations, including the Subsidiaries' Guarantees.

         "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include

(A) endorsements of instruments for deposit or collection in the ordinary course of business; (B) customary and reasonable indemnity obligations of the Borrower and its Subsidiaries (x) under any agreement or document and (y) under Acquisition Documents pursuant to which, in any such case described in clauses
(x) and (y), the Borrower or a Subsidiary thereof may indemnify a party to any such agreement or document with respect to losses incurred by such party as a result of the failure of a representation or warranty of the Borrower or such Subsidiary to be true or as a result of an event occurring after the effective date of such agreement or document or acquisition by the Borrower or such Subsidiary or to indemnify such party as a result of the negligence or other culpable conduct of the Borrower or its Subsidiary, as the case may be; (C) customary "comfort letters" which do not require a Person to make payments or to maintain working capital, equity capital, net worth or solvency of the primary obligor; or (D) product warranties incurred in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "GUARANTOR": any Person executing and delivering a Guarantee pursuant to this Agreement.

         "HEDGING AGREEMENT": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, cap or collar agreement or other interest rate hedge arrangement, currency swap agreement, foreign exchange agreement or other agreement or arrangement with respect to foreign exchange or any foreign currency, or forward contracts for the purchase of commodities, selected by the Borrower and, with respect to interest rate Hedging Agreements, with a counterparty acceptable to the Agent, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

         "INCO ENTITIES": collectively, Inco Alloys International, Inc., a Delaware corporation, Rescal S.A., a French societe anonyme, Inco Alloys Limited, a limited company incorporated under the laws of England and Wales, Inco Alloys International Ltd., a limited company incorporated under the laws of England and Wales, Inco Alloys Canada Limited, a Canadian corporation, and Daido Inco Alloys Ltd., a corporation incorporated under the laws of Japan.

         "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than unsecured current liabilities not the result of the borrowing of money or the obtaining of credit or the leasing of property for accounts payable and expense accruals incurred or assumed in the ordinary course of business for current purposes and not represented by a note or other evidence of indebtedness and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) the principal component of all obligations of such Person under Financing Leases, (d) all liabilities secured (or for which the holder has an existing right, contingent or otherwise to be secured by) by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (e) the net obligations of such Person under all Hedging Agreements to the extent required to be recognized as a liability under GAAP. Indebtedness of a Person shall include any Indebtedness of a partnership in which such Person is a general partner, unless such partnership Indebtedness is without recourse to such general partner.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENT": pertaining to a condition of Insolvency.

         "INTELLECTUAL PROPERTY": with respect to any Person, such Person's intellectual property, including United States and foreign patents, patent applications, registered and common law trademarks, trademark applications, service names, service marks, service mark applications, logos, trade names, trade secrets, proprietary technology, research records, technical knowledge and processes, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto, know-how, formal or informal licensing arrangements, technical specifications, computer software, registered and unregistered copyrights, copyright applications, and all embodiments of the foregoing and all rights with respect thereto, together with the goodwill of the business symbolized by or connected with any of the foregoing.

         "INTERCOMPANY NOTE(S)": any promissory note executed by a Subsidiary of the Borrower in favor of the Borrower or any Domestic Subsidiary, each of which shall be in form and substance satisfactory to the Agent, and shall be pledged to the Agent for the benefit of the Lenders pursuant to the terms of the Security Agreement, including without limitation the SMC Acquisition Note, the SMC (UK) Notes, the SMC (France) Note and the SMC (Canada) Note.

         "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, and, in the case of Term Loans, on each scheduled payment date of principal thereof, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

         "INTEREST PERIOD": with respect to any Eurodollar Loan: (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto (subject to availability from each Lender); PROVIDED, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend (A) in the case of Revolving Credit Loans which are Eurodollar Loans, beyond the Tranche A and Revolver Termination Date or (B) in the case of Term Loans which are Eurodollar Loans, beyond the date final payment is due on such Term Loans, shall end on the Tranche A and Revolver Termination Date or such date of final payment, as the case may be;

                  (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "INVESTMENT": as defined in subsection 9.9.

         "IRB CONSENTS": any and all consents required under the IRB Documents in connection with this Agreement and the transactions contemplated thereby, including the approvals of the Bilateral Mortgages by the Oneida County Industrial Development Agency, the County of Chautauqua Industrial Development Agency and the City of Princeton, Kentucky.

         "IRB DOCUMENTS": collectively, (a) the Lease Agreement by and between Oneida County Industrial Development Agency ("ONEIDA IDA") and Borrower, dated February 1, 1994, as modified and amended by agreements dated February 28, 1997 and January 22, 1998; (b) the Amended and Restated Payment in Lieu of Tax Agreement, dated as of February 28, 1997, by and between Oneida IDA and Borrower, as amended by a First Amendment to Amended and Restated Payment in Lieu of Tax Agreement, dated January 22, 1998; (c) the Lease between County of Chautauqua Industrial Development Agency

("CHAUTAUQUA IDA"), as lessor, and Borrower, as lessee, dated as of November 1, 1990; (d) the Payment in Lieu of Taxes Agreement, dated as of November 1, 1990, by and between Chautauqua IDA and Borrower; and (e) the Amended and Restated Lease between City of Princeton, Kentucky, as landlord, and Borrower, as tenant, dated as of September 1, 1990, in each case as the same may be amended, supplemented or otherwise modified from time to time.

         "ISSUING BANK": Credit Lyonnais New York Branch or any Lender which, with the approval of the Agent, may at any time issue or be requested to issue a Letter of Credit for the account of the Borrower. If there is more than one Issuing Bank, all references to "the Issuing Bank" shall be deemed to refer to each Issuing Bank or all Issuing Banks, as the context requires.

         "JOINT VENTURE": a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that all liabilities of such Person shall be non-recourse to Borrower.

         "LENDERS": as defined in the first paragraph of this Agreement. When used with reference to the Security Documents and the Collateral, the term "Lender" includes the Issuing Bank.

         "LETTER OF CREDIT": a letter of credit issued by, and subject to terms and conditions acceptable to, the Issuing Bank on behalf of the Borrower pursuant to Section 4, which letter of credit shall have an expiration date no later than the earlier of (a) one year after its date of issuance or (b) 30 days prior to the Tranche A and Revolver Termination Date.

         "LETTER OF CREDIT REQUEST": as defined in subsection 4.1.

         "LETTERS OF CREDIT OUTSTANDING": any time, the sum of (a) the aggregate stated amount of all outstanding Letters of Credit PLUS (without duplication)
(b) the aggregate amount of all drawings made under any Letter of Credit for which the Issuing Bank has not received reimbursement from the Borrower by means of a borrowing of Revolving Credit Loans pursuant to Section 3 or otherwise.

         "LEVEL": as specified in the definition of Applicable Margin.

         "LEVERAGE RATIO": as of any date of determination, the ratio of Total Debt of the Borrower and its consolidated Subsidiaries as of the last day of the most recent fiscal quarter of the Borrower prior to such date with respect to which the Borrower has delivered to the Agent financial statements of the Borrower and its consolidated Subsidiaries in conformity with the requirements of subsection 8.1 to Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the most recent four fiscal quarters of the Borrower ending on such date.

         "LIEN": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, hypothecation, preference, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease or title retention agreement relating to such asset and (c) in addition, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN": any Revolving Credit Loan or Term Loan made by any Lender pursuant to this Agreement.

         "LOAN DOCUMENTS": this Agreement, the Notes, the Letters of Credit, the Letter of Credit Requests (including the related reimbursement agreements), the Guarantees, the Security Documents, the Closing Letter, any agreement between a Loan Party and the Agent with respect to the payment of fees, and any interest rate Hedging Agreement (if entered into with a Lender or an Affiliate of a Lender), and each other document, agreement, instrument or certificate delivered pursuant to the terms hereof or thereof, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower (after giving effect to the Acquisition) which is a party to a Loan Document, and any other Person which guarantees all or any portion of the Obligations and/or grants a Lien on any of its assets to secure payment and/or performance of the Obligations.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, assets, liabilities, property, performance or condition (financial or otherwise) or prospects of the Borrower or any Material Subsidiary or the Borrower and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement, any Note or any of the other Loan Documents or
(c) the rights or remedies of the Agent, the Issuing Bank or the Lenders hereunder or thereunder.

         "MATERIAL SUBSIDIARY": any Subsidiary whose assets, as of the end of the most recent fiscal quarter, were at least 10% of the total assets of the Borrower and its Subsidiaries, taken as a whole, determined in accordance with GAAP.

         "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, lead-based paint, radiation, radioactive materials and electromagnetic fields.

         "MORTGAGE": each Mortgage or Deed of Trust executed or to be executed and delivered by any Loan Party, substantially in the form of Exhibit D (with any changes required by applicable Requirements of Law), covering the interests in real property listed on Schedule II and any interests in real property located in the United States hereafter acquired by the Borrower or any Domestic Subsidiary of the Borrower for which the Agent requests a Mortgage, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "MORTGAGED PROPERTIES": all of the interests in real estate in which Liens are purported to be granted to the Agent pursuant to the Mortgages and the Bilateral Mortgages.

         "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

         "NET PROCEEDS": (a) 100% of the cash proceeds of any Asset Sale by the Borrower or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of (i) reasonable attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments secured by Liens on such assets (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof; (b) 100% of Qualifying Insurance and Other Proceeds; (c) 100% of all Pension Plan Reversion Proceeds; (d) 100% of the cash proceeds of any issuance of equity securities of the Borrower after the Closing Date, net of reasonable attorneys' and accounting fees, investment banking or underwriting fees or discounts and other customary expenses actually incurred in connection therewith; and (e) 100% of the cash proceeds of any issuance of debt securities by the Borrower or any of its Subsidiaries after the Closing Date (other than Indebtedness permitted by subsection 9.2), net of reasonable attorneys' fees and other customary expenses actually incurred in connection therewith.

         "NEW SUBSIDIARY": each Subsidiary of the Borrower organized, formed or acquired after the Closing Date.

         "NEW YORK MORTGAGE LOANS": the loans from the County of Oneida and the State of New York to the Borrower in aggregate principal amount of $2,000,000, secured by a first priority Lien on a portion of the real property and equipment located in New Hartford, New York.

         "NON-EXCLUDED TAXES": as defined in subsection 5.10(a).

         "NOTES": the collective reference to the Revolving Credit Notes and the Term Notes.

         "OBLIGATIONS": means all direct or indirect debts, liabilities and obligations of any Person of any and every type and description at any time arising under or in connection with the Credit Agreement or any other Loan Document, to the Agent, the Issuing Bank, Credit Lyonnais, any Lender (including in its capacity as a counterparty to an interest rate Hedging Agreement), or any other Person entitled to indemnification pursuant to the Credit Agreement or any other Loan Document, in each case whether now outstanding or hereafter created or incurred, whether or not the right to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of such Person for principal of and interest on any and all Loans at any time outstanding under the Credit Agreement, (b) all liabilities of such Person in respect of Letters of Credit at any time issued pursuant to the Credit Agreement, (c) all liabilities of such Person under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (d) all liabilities of such Person under any interest rate Hedging Agreement entered into with any Lender or any of its Affiliates, and (e) all other liabilities of such Person under or in respect of any of the Loan Documents or any of the transactions contemplated thereby.

         "OTHER TAXES": as defined in subsection 5.10(a).

         "PARTICIPANT": as defined in subsection 12.6(b).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PENSION PLAN REVERSION PROCEEDS": the amount of the cash and the fair market value of any and all other property received (directly or indirectly) by the Borrower or any Commonly Controlled Entity after the Closing Date from the termination of any stock, bonus, pension or profit-sharing plan (or trust thereunder) which was treated by the Borrower or such Commonly Controlled Entity as a plan qualified under Code Section 401(a) which shall not have been applied by the Borrower or such Commonly Controlled Entity to payment of (a) taxes, if any, imposed with respect to the receipt of such cash or other property or (b) the payment of reasonable costs and expenses (including legal, actuarial and accounting fees) actually incurred in obtaining such cash or other proceeds.

         "PERMITTED ACQUISITION": (a) the acquisition by the Borrower or one of its Subsidiaries of the minority shares of Rescal S.A. resulting in Rescal S.A. being a Wholly- Owned Subsidiary, for an aggregate price of not more than $1,000,000; and (b) the acquisition by Borrower or any Wholly-Owned Subsidiary of the Capital Stock of a Person that becomes a Wholly-Owned Subsidiary or all or substantially all of the assets or line of business of a Person or the acquisition of an interest in a Joint Venture if (i) after giving effect to such acquisition, the Borrower and its Subsidiaries have complied with subsections
8.10 and 9.15; (ii) before and after giving effect to such acquisition, Borrower and its Subsidiaries are in compliance on a PRO FORMA basis with the covenants contained in subsection 9.1 for the most recent period; (iii) no Default or Event of Default has occurred and is continuing or will result from such acquisition; (iv) the Person or assets to be acquired or (if the Joint Venture has had prior operations) the Joint Venture, as the case may be, shall have had a positive Consolidated EBITDA for the most recent 12 month period for which financial statements are available; and (v) the aggregate consideration for all acquisitions permitted under this clause (b) does not exceed $20,000,000 in each of 1999 and 2000, $30,000,000 in each of 2001 and 2002 or $40,000,000 in any year thereafter.

         "PERMITTED ASSET SALE": an Asset Sale permitted by any of subsections 9.6(a), (b), (c), (e), (f), (g), or (h).

         "PERMITTED LIENS": as defined in subsection 9.3.

         "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PREFERRED STOCK": 1,940,000 shares of the Borrower's 6.625% Series A Senior Convertible Preferred Stock (subject to adjustment in accordance with the terms of the Preferred Stock Documents).

         "PREFERRED STOCK DIVIDENDS": with respect to any period, dividends paid in cash on the Preferred Stock.

         "PREFERRED STOCK DOCUMENTS": the Investment Agreement dated as of July 8, 1998 among the Borrower, Titanium Metals Corporation and TIMET Finance Management Company, as amended by Amendment to Investment Agreement dated as of the Closing Date, the Investment Agreement dated as of the Closing Date between the Borrower and Inco Limited, the Registration Rights Agreements each dated as of the Closing Date between the Borrower and TIMET Management Finance Company and between the Borrower and Inco Limited, the Certificate of Designations of the Preferred Stock, and the Preferred Stock, as amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 9.19.

         "PRINCIPAL SHAREHOLDERS": SIMA, LWH Holdings S.A. and Advanced Materials Investments Holdings S.A. and their Affiliates.

         "PRO RATA REVOLVING SHARE": with respect to any Revolving Credit Lender at any time, that percentage equal to the Revolving Credit Commitment Percentage of such Revolving Credit Lender at such time.

         "PURCHASE AGREEMENT": the Stock Purchase Agreement, dated as of July 8, 1998, by and among the Sellers and the Borrower, as amended by a letter agreement, dated as of the Closing Date, together with all exhibits and schedules thereto, as amended, supplemented or otherwise modified to the extent permitted under subsection 9.19.

         "QUALIFYING INSURANCE AND OTHER PROCEEDS": any (a) insurance proceeds payable to the Borrower or any of its Subsidiaries after the Closing Date on account of a Casualty Loss which shall not have been applied by the Borrower or such Subsidiary to the payment of the cost of repair or replacement of the property subject to such Casualty Loss within six months of the date such insurance proceeds are actually received by the Borrower or such Subsidiary, or committed to such repair or replacement which has commenced within such six months and has been completed within the next six months and (b) payments made by any Seller to the Borrower or any of its Subsidiaries pursuant to the Purchase Agreement after the Closing Date (other than payments made by any Seller to the Borrower or any of its Subsidiaries on account of a liability incurred by the Borrower or any of its Subsidiaries to a third party, for reimbursement of costs and expenses paid by the Borrower or any of its Subsidiaries or for services rendered by the Borrower or any of its Subsidiaries), including any payment receivable by the Borrower from any Seller as a result of a downward adjustment to the purchase price under the Purchase Agreement, MINUS, in the case of clauses (a) and (b), reasonable costs and expenses (including legal and accounting fees) actually incurred by the Borrower or its Subsidiaries in recovering such proceeds or payments.

         "RECEIVABLES PROGRAM": as defined in the Purchase Agreement.

         "REFINANCING": as defined in subsection 7.1(e).

         "REGISTER": as defined in subsection 12.6(d).

         "REGULATION U": Regulation U of the Board of Governors as in effect from time to time.

         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA,

         "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived pursuant to PBGC Reg. ss. 4043.

         "REQUIRED LENDERS": at any time, Lenders the Commitment Percentages of which aggregate in excess of 50%.

         "REQUIRED REVOLVING CREDIT LENDERS": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate in excess of 50%.

         "REQUIRED TRANCHE A LENDERS": at any time, Tranche A Lenders the Tranche A Commitment Percentages of which aggregate in excess of 50%.

         "REQUIRED TRANCHE B LENDERS": at any time, Tranche B Lenders the Tranche B Commitment Percentages of which aggregate in excess of 50%.

         "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER": with respect to the Borrower or any Subsidiary, any one of the chairman of the board, the chief executive officer, the president and any vice president of the Borrower or such Subsidiary or, with respect to financial matters, the chief financial officer or treasurer of the Borrower or such Subsidiary.

         "RESTRICTED PAYMENT": as defined in subsection 9.7.

         "REVOLVING CREDIT COMMITMENT": with respect to each Revolving Credit Lender, the amount set forth opposite such Revolving Credit Lender's name on
Schedule I under the heading "Revolving Credit Commitment" or in the applicable Assignment and Acceptance, as such amount may be reduced from time to time pursuant to this Agreement; collectively, as to all the Revolving Credit Lenders, the "REVOLVING CREDIT COMMITMENTS".

         "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage of such Revolving Credit Lender's Revolving Credit Commitment of the aggregate outstanding Revolving Credit Commitments of all the Revolving Credit Lenders or if the Revolving Credit Commitments have been terminated, the percentage which the sum of its outstanding Revolving Credit Loans PLUS its proportionate share of the Letters of Credit Outstanding constitutes of the aggregate outstanding Revolving Credit Loans and Letters of Credit Outstanding of all Revolving Credit Lenders.

         "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Tranche A and Revolver Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

         "REVOLVING CREDIT LENDER": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Credit Loans outstanding hereunder or participations in any Letters of Credit Outstanding; collectively, the "REVOLVING CREDIT LENDERS".

         "REVOLVING CREDIT LOANS": as defined in subsection 3.1(a).

         "REVOLVING CREDIT NOTE": as defined in subsection 3.3(e).

         "SEC": the United States Securities and Exchange Commission or any successor thereto.

         "SECURITY AGREEMENTS": collectively, the Borrower Security Agreement and the Subsidiary Security Agreements.

         "SECURITY DOCUMENTS": collectively, the Bilateral Mortgages, the Mortgages, the Security Agreements, and all other security documents hereafter delivered to the Agent granting or purporting to grant a Lien on any asset or assets of any Person to secure the Obligations of the Borrower and/or any other Loan Party hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

         "SELLERS": collectively, Inco Limited, a corporation continued under the laws of Canada, Inco United States, Inc., a Delaware corporation, Inco Europe Limited, a limited company incorporated under the laws of England and Wales, and Inco S.A., a French societe anonyme.

         "SIMA": Societe Industrielle de Materiaux Avances, as societe anonyme organized under the laws of the Republic of France.

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SMC ACQUISITION": IAII Acquisition Co., a Delaware corporation, a Wholly-Owned Subsidiary of the Borrower, which will be merged with and into Inco Alloys International, Inc. in connection with the Acquisition.

         "SMC (CANADA)": IACL Acquisition Inc., a Canadian corporation, a Wholly- Owned Subsidiary of the Borrower, which will be amalgamated with and into Inco Alloys Canada Limited. in connection with the Acquisition.

         "SMC (FRANCE)": Special Metals S.A.R.L., a French soci,t, ... responsabilit, limit,e, a Wholly-Owned Subsidiary of SMC (UK).

         "SMC (UK)": IAL Holdings Limited, a corporation established under the laws of England, a Wholly-Owned Subsidiary of the Borrower.

         "SMC ACQUISITION NOTE": the promissory note dated October 28, 1998 in the original principal amount of $178,000,000, executed by SMC Acquisition in favor of the Borrower.

         "SMC (CANADA) NOTE": the promissory note dated October 28, 1998 in the original principal amount of $4,875,000, executed by SMC (Canada) in favor of the Borrower.

         "SMC (FRANCE) NOTE": the promissory note(s) in an original principal amount not to exceed $7,000,000, executed by SMC (France) in favor of the Borrower, or in favor of SMC (UK) and assigned to the Borrower after the Closing Date.

         "SMC (UK) NOTES": collectively, (a) the promissory note dated October 28, 1998 in the original principal amount of $64,400,000, (b) the promissory note(s) dated October 28, 1998 in an original principal amount not to exceed $7,000,000, and (c) the promissory note in the original principal amount of $1,000,000 issued by SMC
(UK) in connection with the assignment of the note issued to SMC (UK) by SMC (France), each executed by SMC (UK) in favor of the Borrower.

         "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the "fair value" of the property of such Person will, as of such date, exceed such Person's "total liabilities" (as such quoted terms are determined in accordance with applicable federal, state or foreign laws governing insolvency of debtors), (b) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal, state or foreign laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (i) as of the Closing Date, the making of the Loans to be made on the Closing Date and the application of the proceeds of such Loans, and the consummation of the Transactions and (ii) on any date after the Closing Date, the making of any Revolving Credit Loan to be made on such date, and to the application of the proceeds of such Revolving Credit Loan, or the issuance of any Letter of Credit on such date. For purposes of this definition, "debt" means liability on a "claim", and "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of Capital Stock having ordinary voting power (excluding Capital Stock having such power only as a result of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower, and shall include all Domestic Subsidiaries and Foreign Subsidiaries of the Borrower after giving effect to the Acquisition.

         "SUBSIDIARIES' GUARANTEE": the Guarantee executed or to be executed and delivered by each Domestic Subsidiary of the Borrower substantially in the form of Exhibit E, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "SUBSIDIARY SECURITY AGREEMENT": collectively, (a) the Subsidiary Pledge and Security Agreement executed or to be executed and delivered by each Domestic Subsidiary of the Borrower in favor of the Agent, substantially in the form of Exhibit F-1, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time and (b) the Patent and Trademark Security Agreement and the Copyright Security Agreement executed or to be executed by each Domestic Subsidiary in favor of the Agent, substantially in the forms of Exhibit F-2(a) and (b) in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "SUPPLY CONTRACTS": collectively, (a) the nickel supply contracts and cobalt supply contract(s) entered into on or prior to the Closing Date between Inco Alloys International, Inc., or Inco Alloys Limited and one or more of the Sellers or its Affiliates in each case as such agreement or understanding may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "TERM LOAN": a Tranche A Term Loan or a Tranche B Term Loan, as the context shall require; collectively, the "TERM LOANS".

         "TERM LOAN COMMITMENTS": the collective reference to the Tranche A Commitments and the Tranche B Commitments; individually, a "TERM LOAN COMMITMENT".

         "TERM LOAN COMMITMENT PERCENTAGE": as to any Term Loan Lender at any time, the percentage of the Term Loan Commitments then constituted by such Term Loan Lender's Term Loan Commitments (or, after the Term Loans are made, the percentage of the aggregate Term Loans then constituted by such Term Loan Lender's Term Loans).

         "TERM LOAN LENDER": any Lender with an unused Term Loan Commitment hereunder and/or any Term Loans outstanding hereunder; collectively, the "TERM LOAN LENDERS".

         "TERM NOTE": a Tranche A Term Note or a Tranche B Term Note, as the context shall require; collectively, the "TERM NOTES".

         "TOTAL DEBT": with respect to any Person at any time, all Indebtedness of such Person and its Subsidiaries as determined on a consolidated basis in accordance with GAAP, including (without duplication), if such Person is the Borrower, the aggregate principal amount of all outstanding Loans.

         "TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "TRANCHE A AND REVOLVER TERMINATION DATE": the fifth anniversary of the Closing Date.

         "TRANCHE A COMMITMENT": as to any Tranche A Lender, its obligation to make a Tranche A Term Loan to the Borrower in an amount equal to the amount set forth opposite such Tranche A Lender's name in Schedule I under the heading "Tranche A Commitment", or in the applicable Assignment and Acceptance, as such amount may be reduced from time to time pursuant to this Agreement; collectively, as to all the Tranche A Lenders, the "TRANCHE A COMMITMENTS".

         "TRANCHE A COMMITMENT PERCENTAGE": as to any Tranche A Lender at any time, the percentage of the Tranche A Commitments then constituted by such Tranche A Lender's Tranche A Commitment (or, after the Tranche A Term Loans are made, the percentage of the aggregate Tranche A Term Loans then constituted by such Tranche A Lender's Tranche A Term Loan).

         "TRANCHE A LENDER": any Lender with an unused Tranche A Commitment hereunder and/or any Tranche A Term Loans outstanding hereunder, collectively, the "TRANCHE A LENDERS".

         "TRANCHE A TERM LOAN": as defined in subsection 2.1(a).

         "TRANCHE A TERM NOTE": as defined in subsection 2.5(d)(i).

         "TRANCHE B COMMITMENT": as to any Tranche B Lender, its obligation to make a Tranche B Term Loan to the Borrower in an amount equal to the amount set forth opposite such Tranche B Lender's name in Schedule I under the heading "Tranche B Commitment", or in the applicable Assignment and Acceptance, as such amount may be reduced from time to time pursuant to this Agreement; collectively, as to all the Tranche B Lenders, the "TRANCHE B COMMITMENTS".

         "TRANCHE B COMMITMENT PERCENTAGE": as to any Tranche B Lender at any time, the percentage of the Tranche B Commitments then constituted by such Tranche B Lender's Tranche B Commitment (or, after the Tranche B Term Loans are made, the percentage of the aggregate Tranche B Term Loans then constituted by such Tranche B Lender's Tranche B Term Loan).

         "TRANCHE B LENDER": any Lender with an unused Tranche B Commitment hereunder and/or any Tranche B Term Loans outstanding hereunder; collectively, the "TRANCHE B LENDERS".

         "TRANCHE B MATURITY DATE": the seventh anniversary of the Closing Date.

         "TRANCHE B TERM LOAN": as defined in subsection 2.1(a).

         "TRANCHE B TERM NOTE": as defined in subsection 2.5(d)(ii).

         "TRANSACTIONS": the Loans and Letters of Credit issued on the Closing Date, the Acquisition, the Refinancing and the purchase and sale of the Preferred Stock, and all other related transactions.

         "TRANSACTION DOCUMENTS": the Loan Documents, the Acquisition Documents, the Preferred Stock Documents, and the Supply Contracts.

         "TRANSFEREE": as defined in subsection 12.6(f).

         "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "UNUSED REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b)(i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding PLUS (ii) such Lender's Pro Rata Revolving Share of Letters of Credit Outstanding at such time.

         "VOTING STOCK": as to any Person, the Capital Stock of such Person normally entitled to vote in the election of directors or other governing body of such Person, and securities convertible into such Capital Stock.

         "WHOLLY OWNED SUBSIDIARY": a Subsidiary of the Borrower of which the Borrower owns, directly or indirectly, all of the Capital Stock, exclusive of Capital Stock of a Foreign Subsidiary required to be owned by residents of the jurisdiction in which such Foreign Subsidiary is organized or located and commonly referred to as "director's qualifying shares."

         "YEAR 2000 PROBLEM": any significant risk that computer hardware, software or equipment containing embedded microchips material to the business or operations of the Borrower or any of its Subsidiaries (or, prior to the Closing Date, of the Inco Entities and their Subsidiaries) will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         OTHER DEFINITIONAL PROVISIONS.
         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any Loan Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references in this Agreement are to this Agreement unless otherwise specified. The terms "including" "include" and "includes" when used in this Agreement or any other Loan Document shall be deemed to mean "including without limitation," and the word "will" shall be construed to have the meaning and effect as "shall."

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) Sections and subsections headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

         (f) Unless otherwise specified herein or the context otherwise requires, all references to (i) any Requirement of Law defined or referred to herein shall be deemed to refer to such Requirement of Law or any successor Requirement of Law, as the same may have been or may be amended or supplemented from time to time and (ii) to any document, instrument or agreement defined or referred to herein shall be deemed to refer to such document, instrument or agreement (and in the case of any Note or other instrument, any instrument issued in substitution therefor), as the same may have been or may be amended, supplemented, amended and restated, waived or otherwise modified from time to time (subject, however, to any restrictions on amendments or other modifications herein).


                                     SECTION
                    AMOUNT AND TERMS OF TERM LOAN COMMITMENTS


         TERM LOANS. Subject to the terms and conditions hereof, (a) each Tranche A Lender severally (and not jointly) agrees to make a term loan (a "TRANCHE A TERM LOAN") to the Borrower on the Closing Date in an amount equal to the Tranche A Commitment of such Tranche A Lender and (b) each Tranche B Lender severally (and not jointly) agrees to make a term loan (a "TRANCHE B TERM LOAN") to the Borrower on the Closing Date in an amount equal to the Tranche B Commitment of such Tranche B Lender. The Term Loans may from time to time be Eurodollar Loans, Base Rate Loans or a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2 and 5.2. No portion of the Term Loan Commitments which has not been borrowed on the Closing Date may be borrowed thereafter, and no portion of any Term Loan which is repaid or prepaid may be reborrowed.

         PROCEDURE FOR TERM LOAN BORROWING. The Borrower hereby requests a Tranche A Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Tranche A Commitments of the Tranche A Lenders and a Tranche B Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Tranche B Commitments of the Tranche B

Lenders. The Borrower shall give the Agent irrevocable notice prior to 10:00 A.M., New York City time, at least three Business Days prior to the Closing Date if all or any part of the Term Loans are to be initially Eurodollar Loans, specifying the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. If no such notice is given by the Borrower, the Term Loans shall initially be Base Rate Loans. Upon receipt of such notice the Agent shall promptly notify the Term Loan Lenders thereof. Each Term Loan Lender will make the amount of its PRO RATA share of each borrowing of Term Loans available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 12.2 prior to 10:00 A.M., New York City time, on the Closing Date in Dollars and in funds immediately available to the Agent. The Agent shall, by 12:00 noon, New York City time, on the Closing Date credit the account of the Borrower on the books of such office of the Agent or such other account as specified by the Borrower with the aggregate of the amounts made available to the Agent by the Term Loan Lenders and in like funds as received by the Agent.

         REPAYMENT OF TRANCHE A TERM LOANS. The Borrower hereby unconditionally promises to pay to the Agent for the account of the Tranche A Lenders in repayment of the principal amount of the Tranche A Term Loans made by such Tranche A Lenders the amounts set forth below on the last Business Day of each month and year set forth below; PROVIDED that, notwithstanding the foregoing, the aggregate then unpaid principal amount of the Tranche A Term Loans shall be payable on the Tranche A and Revolver Termination Date (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Section 5 or
10):

Month, Year                            Amount
-----------                            ------
December, 1998                         $2,500,000
March, 1999                            $2,500,000
June, 1999                             $2,500,000
September, 1999                        $2,500,000
December, 1999                         $3,750,000
March, 2000                            $3,750,000
June, 2000                             $3,750,000
September, 2000                        $3,750,000
December, 2000                         $6,250,000
March, 2001                            $6,250,000
June, 2001                             $6,250,000
September, 2001                        $6,250,000
December, 2001                         $8,750,000
March, 2002                            $8,750,000
June, 2002                             $8,750,000
September, 2002                        $8,750,000
December, 2002                         $10,000,000
March, 2003                            $10,000,000

June, 2003                             $10,000,000
Tranche A and Revolver
  Termination Date                     $10,000,000

The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche A Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.4.

         REPAYMENT OF TRANCHE B TERM LOANS. The Borrower hereby unconditionally promises to pay to the Agent for the account of the Tranche B Lenders in repayment of the principal amount of the Tranche B Term Loans made by such Tranche B Lenders the amounts set forth below on the last Business Day of each month and year set forth below; PROVIDED that, notwithstanding the foregoing, the aggregate then unpaid principal amount of the Tranche B Term Loans shall be payable on the Tranche B Maturity Date (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Section 5 or 10):

Month, Year                           Amount
-----------                           ------
December, 1998                        $250,000
March, 1999                           $250,000
June, 1999                            $250,000
September, 1999                       $250,000
December, 1999                        $250,000
March, 2000                           $250,000
June, 2000                            $250,000
September, 2000                       $250,000
December, 2000                        $250,000
March, 2001                           $250,000
June, 2001                            $250,000
September, 2001                       $250,000
December, 2001                        $250,000
March, 2002                           $250,000
June, 2002                            $250,000
September, 2002                       $250,000
December, 2002                        $250,000
March, 2003                           $250,000
June, 2003                            $250,000
September, 2003                       $250,000
December, 2003                        $11,875,000
March, 2004                           $11,875,000

June, 2004                            $11,875,000
September, 2004                       $11,875,000
December, 2004                        $11,875,000
March, 2005                           $11,875,000
June, 2005                            $11,875,000
Tranche B Maturity Date               $11,875,000

The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche B Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.4.

         EVIDENCE OF TERM LOAN DEBT. (a) Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Term Loan Lender resulting from the Tranche A Term Loans and/or Tranche B Term Loans made by such Term Loan Lender from time to time, including the amounts of principal and interest payable and paid to such Term Loan Lender from time to time under this Agreement.

         (b) The Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Term Loan Lender, in which shall be recorded (i) the amount of each Tranche A Term Loan and Tranche B Term Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Loan Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Term Loan Lender's share thereof, if any.

         (c) The entries made in the Register and the accounts of each Term Loan Lender maintained by the Agent pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Term Loan Lender or the Agent to maintain any such account or the Register, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Term Loans and/or Tranche B Term Loans made to the Borrower by such Term Loan Lender in accordance with the terms of this Agreement.

         (d) The Borrower agrees that at the closing on the Closing Date the Borrower will execute and deliver to such Term Loan Lender (i) a promissory note of the Borrower evidencing the Tranche A Term Loans made by such Tranche A Lender, substantially in the form of Exhibit G-1 (a "TRANCHE A TERM NOTE"), payable to the order of such Tranche A Lender and in a principal amount equal to, the lesser of (A) the initial Tranche A Commitment of such Tranche A Lender or (B) the aggregate unpaid principal amount of all Tranche A Term Loans made by such Tranche A Lender, and/or (ii) a promissory note of the Borrower evidencing the Tranche B Term Loan made by such Tranche B Lender, substantially in the form of Exhibit G-2 (a "TRANCHE B TERM NOTE"), payable to the order of such Tranche B Lender and in a principal amount equal to the lesser of (i) the initial Tranche B Commitment of such Tranche B Lender or (ii) the aggregate unpaid principal amount of all Tranche B Term Loans made by such Tranche B Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of each Tranche A Term Loan or Tranche B Term Loan, as the case may be, made by such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule annexed to and constituting a part of its Tranche A Term Note or Tranche B Term Note, as the case may be; PROVIDED, HOWEVER, that the failure to make any such recordation (or any error therein) shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Term Loans and/or Tranche B Term Loans made to the Borrower in accordance with the terms of this Agreement.

         USE OF PROCEEDS OF TERM LOANS. The proceeds of the Term Loans shall be used by the Borrower on the Closing Date to (a) finance the prepayment of certain outstanding Indebtedness, including any Indebtedness under the Existing Credit Agreement, and to pay related fees and expenses and (b) to finance a portion of the Acquisition, including funding the loans evidenced by the Intercompany Notes, and/or to pay related fees and expenses.


                                     SECTION
                AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS


         REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally (and not jointly) agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to its Pro Rata Revolving Share of Letters of Credit Outstanding, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment. Subject to the foregoing and to the satisfaction of all conditions for borrowing, during the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments within the limits set forth herein by borrowing and prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 3.2 and 5.2; PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Tranche A and Revolver Termination Date.

         PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; PROVIDED that the Borrower shall give the Agent irrevocable notice (which notice must be received by the

Agent (a) prior to 10:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) prior to 12:00 noon New York City time, one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple thereof and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its PRO RATA share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 12.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower and in funds immediately available to the Agent. Such borrowing will then be made available by 1:00 P.M., New York City time, to the Borrower by the Agent crediting the account of the Borrower on the books of such office or such other account as specified by the Borrower with the aggregate of the amounts made available to the Agent by the Revolving Credit Lenders and in like funds as received by the Agent.

         REPAYMENT OF REVOLVING CREDIT LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan made by such Lender on the Tranche A and Revolver Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 5 or 10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.4.

         (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Revolving Credit Lender resulting from each Revolving Credit Loan made by such Revolving Credit Lender from time to time, including the amounts of principal and interest payable and paid to such Revolving Credit Lender from time to time under this Agreement.

         (c) The Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Revolving Credit Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Revolving Credit Lender's share thereof, if any.

         (d) The entries made in the Register and the accounts of each Revolving Credit Lender maintained by the Agent pursuant to subsection 3.3(c) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Revolving Credit Lender or the Agent to maintain any such account or the Register, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower by such Revolving Credit Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that at the closing on the Closing Date, the Borrower will execute and deliver to such Revolving Credit Lender a promissory note of the Borrower evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit H (a "REVOLVING CREDIT NOTE"), dated the Closing Date and payable to the order of such Revolving Credit Lender and in a principal amount equal to the amount of the Revolving Credit Commitment of such Revolving Credit Lender. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note; PROVIDED, HOWEVER, that the failure to make any such recordation (or any error therein) shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower in accordance with the term of this Agreement.

         COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Revolving Credit Lender during the Revolving Credit Commitment Period a commitment fee, payable quarterly in arrears on the last day of each March, June, September and December and on the Tranche A and Revolver Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof, such fee to be computed at the rate of (a) 0.375% per annum for the number of days that either Level I or Level II is in effect during the period for which payment is made and (b) 0.500% per annum for the number of days that any one of Level III, Level IV, Level V or Level VI is in effect during the period for which payment is made, on the average daily amount of the Unused Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made; PROVIDED that Level V shall be deemed in effect during the period specified in (a) (i) of the proviso to the definition of Applicable Margin and Level VI shall be deemed in effect in the circumstances contemplated by clause (a)(ii) or (iii) of said proviso.

         TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' prior written notice to the Agent, which notice shall be irrevocable, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in a minimum amount equal to $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the entire remaining balance of the Revolving Credit Commitments and shall reduce permanently the Revolving Credit Commitments then in effect; PROVIDED, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans PLUS the aggregate Letters of Credit Outstanding then outstanding would exceed the Revolving Credit Commitments then in effect. All reductions shall be made ratably among all Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments

         USE OF PROCEEDS OF REVOLVING CREDIT LOANS. The proceeds of the Revolving Credit Loans shall be used by the Borrower to finance a portion of the Acquisition, including funding the loans evidenced by the Intercompany Notes, and/or to pay related fees and expenses, for working capital and general corporate purposes (including capital expenditures, Permitted Acquisitions and Investments permitted hereunder) in the ordinary course of the Borrower's and its Subsidiaries' business.


                                     SECTION
                                LETTERS OF CREDIT


         ISSUANCE. (a) Subject to the terms and conditions hereof, the Issuing Bank on behalf of the Revolving Credit Lenders agrees to issue on any Business Day any Letter of Credit (or amendments thereof) requested by the Borrower during the period from the Closing Date until the date 60 days prior to the Tranche A and Revolver Termination Date; PROVIDED, HOWEVER, that the Issuing Bank shall have no obligation to issue any such Letter of Credit (or amendments thereof) if (i) the Closing Date shall not have previously occurred, or (ii) such issuance would cause the aggregate amount outstanding at any time of all Letters of Credit Outstanding to exceed $25,000,000. Each Letter of Credit shall be issued pursuant to a request, given not later than 12:00 noon., New York City time, on the fourth Business Day prior to the date of any proposed issuance, by the Borrower to the Agent, which shall give to the Issuing Bank and each Revolving Credit Lender prompt notice thereof by telecopy, telex or cable. Such request by the Borrower for the issuance of a Letter of Credit (or amendments thereof) shall be made by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit I, together with a signed letter of credit application (including the related reimbursement agreement) on the Issuing Bank's then-standard form (or other form acceptable to the Issuing Bank and appropriate, in the sole opinion of the Issuing Bank, in the circumstances) (a "LETTER OF CREDIT REQUEST") duly executed by the Borrower and may be cancelled by notice thereof prior to issuance of such Letter of Credit by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, to the Issuing Bank and the Agent. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment and the other restrictions set forth herein, the Borrower's ability to request the issuance of Letters of Credit shall be fully revolving.

         (b) All letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date (the "EXISTING LETTERS OF CREDIT") shall automatically be deemed Letters of Credit under this Agreement, and subject to the terms hereof for all purposes.

         PARTICIPATION BY REVOLVING CREDIT LENDERS. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 4, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Credit Lender's Pro Rata Revolving Share of such Letter of Credit (including, without limitation, all Obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank under subsection 4.8, and any security therefor or guaranty pertaining thereto).

         DRAWINGS. In the event that any drawing shall be made under a Letter of Credit, by demand or claim (including, without limitation, any draft), the Issuing Bank shall notify the Borrower via telephone, telecopy or telex of such drawing and the Borrower shall (whether or not the Issuing Bank has notified the Borrower of such drawing) reimburse the Issuing Bank in immediately available funds for any amount paid or to be paid by the Issuing Bank under such Letter of Credit on the date of such payment. In the event that any drawing under a Letter of Credit is not reimbursed by the Borrower on the date of payment by the Issuing Bank, and, pursuant to Section 3, the Borrower is then permitted to obtain Revolving Credit Loans hereunder (without regard to the Dollar limitation set forth in subsection 3.2 on the minimum amount of any borrowing), the Borrower shall be deemed to have requested a borrowing of Revolving Credit Loans consisting of Base Rate Loans in an aggregate amount equal to such unreimbursed payment. Unless an Event of Default under subsection 10(f) exists, the Revolving Credit Lenders shall make the requested Revolving Credit Loans as of the date of such payment by the Issuing Bank, and the proceeds of such Revolving Credit Loans shall automatically be applied to repay the Issuing Bank for such drawing in full. In the event that any drawing under a Letter of Credit is not reimbursed by the Borrower on the date of payment by the Issuing Bank and such Revolving Credit Loans are not made hereunder for any reason, a default specified in subsection 10(a) shall have occurred and the Issuing Bank shall promptly notify the Agent thereof, and the Agent shall promptly notify each Lender. Immediately upon receipt of such notice, the Revolving Credit Lenders will pay to the Issuing Bank the amount of their respective participations in the Letter of Credit. In the event that any Revolving Credit Lender fails timely to make the Revolving Credit Loan or pay the amount of its participation as required by this subsection 4.3, interest shall accrue thereon at the Federal Funds Rate for the first three Business Days following the date of payment by the Issuing Bank and the Federal Funds Rate plus 1% for the period thereafter to the date of payment thereof by such Revolving Credit Lender. The Issuing Bank shall distribute to each Revolving Credit Lender which has paid all amounts payable by it under this subsection 4.3 with respect to any Letter of Credit such Revolving Credit Lender's Pro Rata Revolving Share of all payments received by the Issuing Bank in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

         OBLIGATIONS ABSOLUTE. The obligations of the Borrower and the Revolving Credit Lenders under subsection 4.3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof, under all circumstances whatsoever, including, without limitation, the circumstances listed below:

         (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents, any Letter of Credit, any drawings thereunder or any related contract;

         (b) any amendment or waiver of or any consent to any departure from all or any of this Agreement or any of the other Loan Documents;

         (c) the existence of any claim, set-off, defense or other right which the Borrower at any time may have against the Issuing Bank, the Agent, any of the Lenders, any beneficiary or transferee of any Letter of Credit, or any other Person, whether in connection with this Agreement, the other Loan Documents, any Letter of Credit or any unrelated transactions;

         (d) any statement or any other document presented under any Letter of Credit that proves to be forged, fraudulent or invalid or insufficient in any respect or any statement therein that proves to be untrue or inaccurate in any respect whatsoever;

         (e) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit; or

         (f) any other circumstances or happening whatsoever whether or not similar to any of the foregoing;

PROVIDED, HOWEVER, that neither the Borrower nor the Revolving Credit Lenders shall have any obligation to the Issuing Bank pursuant to subsection 4.3 if, but for the willful misconduct or gross negligence of the Issuing Bank (as determined in a final, non-appealable judgment by a court of competent jurisdiction), the obligations for which the Issuing Bank seeks reimbursement or payment would not have arisen.

         OTHER LENDERS. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Bank under any resulting liability to any Lender or relieve any Revolving Credit Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

         INDEMNIFICATION. The Borrower shall indemnify and hold harmless the Issuing Bank from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses of any kind whatsoever, including reasonable fees and expenses of attorneys and paralegals that the

Issuing Bank may incur (or that may be claimed against the Issuing Bank by any Person), together with all reasonable costs and expenses resulting from the compromise or defense of any claims or liabilities hereinafter described, by reason of or in connection with (a) the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit, (b) any suit, action or proceeding brought by any person to require or prevent payment under any Letter of Credit, or (c) any breach by the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any of the Loan Documents (to the extent related to Letters of Credit), any Letter of Credit or any related contract, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and defense against any legal action commenced to challenge the validity of any of such documents; PROVIDED, HOWEVER, that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the gross negligence or willful misconduct (as determined in a final, non-appealable judgment in a court of competent jurisdiction) of the Issuing Bank in determining whether a draft, certificate or other documents presented under any Letter of Credit complied with the terms of such Letter of Credit, or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection 4.6 is intended to limit or modify in any way the reimbursement obligations of the Borrower set forth in subsection 4.3. In case any action or proceeding is brought against the Issuing Bank in respect of which indemnity may be sought under this Agreement, the Issuing Bank shall promptly give notice of any such action or proceeding to the Borrower and may require the Borrower, upon such notice, to assume the defense of the action or proceeding; PROVIDED that failure of the Issuing Bank to give such notice shall not relieve the Borrower of any of its obligations under this subsection 4.6. Upon receipt of such notice from the Issuing Bank requesting that the Borrower assume such defense, the Borrower shall resist and defend such action or proceeding at the Borrower's sole cost and expense. The obligations of the Borrower under this subsection 4.6 shall survive the termination of the Letters of Credit and this Agreement.

         LIABILITY OF THE ISSUING BANK. The Borrower assumes all risks of the acts or omissions of the users of any Letter of Credit and all risks of the misuse of any Letter of Credit. Neither the Issuing Bank, nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of any Person and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement or endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment against presentation of documents which do not comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower to the extent, but only to the extent, of damages suffered by the Borrower which were caused by (i) the Issuing Bank's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit (it being understood that any such noncompliance in any immaterial respect shall not be deemed gross negligence or willful misconduct of the Issuing Bank) or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the Issuing Bank shall have been ordered not to accept such documents by a court of competent jurisdiction.

         LETTER OF CREDIT FEE. The Borrower agrees to pay to the Agent a non-refundable letter of credit fee, to be distributed by the Agent to each Revolving Credit Lender according to its Revolving Credit Commitment Percentage, equal to the L/C Rate (as defined below) on the daily amount of outstanding issued Letters of Credit, payable quarterly on the last day of each September, December, March and June, and on the Tranche A and Revolver Termination Date. With respect to each Letter of Credit, the Borrower agrees to pay to the Issuing Bank, solely for the account of the Issuing Bank, (a) a non-refundable issuing fee of 1/4 of 1% per annum on the face amount of such Letter of Credit for the term of such Letter of Credit, payable in advance on the date of issuance thereof for the three-month period following the date of issuance and on each date occurring every three-months after the date of issuance; and (b) the Issuing Bank's customary administrative fee. "L/C RATE", as used above, means an interest rate per annum equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans.


                                     SECTION
             GENERAL PROVISIONS APPLICABLE TO COMMITMENTS AND LOANS


         PREPAYMENTS. (a) The Borrower may on the last day of any Interest Period with respect thereto, upon at least three Business Days' irrevocable written notice to the Agent, in the case of Eurodollar Loans, or at any time and from time to time, upon at least one Business Days' irrevocable written notice to the Agent in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, which notices shall specify the date and amount of prepayment and whether the prepayment is of Term Loans or Revolving Credit Loans or a combination thereof, of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each affected Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 5.11, if any, and, in the case of prepayments of the Term Loans, accrued interest to such date on the amount prepaid. Subject to the provisions of subsection 5.1(d), partial prepayments of the Term Loans shall be applied on a PRO RATA basis between the Term Loans and shall be applied to the remaining installments of principal thereof in the inverse order of their maturities. Such partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.

         (b) If with respect to any of its fiscal years, commencing with its fiscal year ending December 31, 1998, the Borrower shall have Excess Cash Flow for such fiscal year, the Loans shall be prepaid in an aggregate amount equal to 75% of such Excess Cash Flow or, with respect to any fiscal year as to which the Leverage Ratio as of the end of the last fiscal quarter of such fiscal year was less than or equal to 2.75:1, 50% of such Excess Cash Flow as set forth in the second succeeding sentence; PROVIDED that, with respect to the period ending December 31, 1998, Excess Cash Flow shall, notwithstanding anything to the contrary herein, be determined with respect to the period beginning on the Closing Date and ending on December 31, 1998. Each such prepayment shall be made on or before the date which is 90 days after the end of such fiscal year. All amounts used to prepay Loans pursuant to this subsection 5.l(b) shall be applied as follows:

         FIRST, subject to subsection 5.1(d), to the prepayment in full of all outstanding Term Loans, PRO RATA between the Tranche A Term Loans and Tranche B Term Loans, and in each case ratably among the applicable Lenders, and applied to the remaining installments in inverse order of their maturities;

         SECOND, to the prepayment in full of all outstanding Revolving Credit Loans ratably among the Revolving Credit Lenders, and

         THIRD, to a cash collateral account maintained with the Agent in respect of the Letters of Credit Outstanding.

         (c) All Net Proceeds shall be applied toward the prepayment of the Loans, and deposited in the cash collateral account in the order specified in subsection 5.1(b), and, to the extent applied to the Revolving Credit Loans or to the cash collateral account as specified therein, shall permanently reduce the Revolving Credit Commitments.

         (d) Any Tranche B Lender may (i) so long as any Tranche A Term Loans are outstanding, elect not to have any optional prepayment made pursuant to subsection 5.1(a) applied to such Lender's Tranche B Term Loan until all Tranche A Term Loans have been paid in full, in which case the amount not so applied shall be utilized to prepay the Tranche A Term Loans in the manner specified in subsection 5.1(a); and (ii) so long as any Tranche A Term Loans are outstanding, elect not to have any mandatory prepayment made pursuant to subsection 5.1(b) or subsection 5.1(c) applied to such Lender's Tranche B Term Loan until all such Tranche A Term Loans have been paid in full, in which case the amount not so applied shall be utilized to prepay the Tranche A Term Loans in the manner specified in subsection 5.1(b) or subsection 5.1(c), as the case may be. The Agent shall notify each Tranche B Lender of any proposed prepayment, and each Tranche B Lender shall have 3 Business Days following such notification to advise the Agent in writing that it elects not to have any prepayment applied to its Tranche B Loan. Failure to deliver such notice to the Agent within the time provided shall be deemed an election by such Tranche B Lender to accept such prepayment.

         CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election; PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein; PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has, or the Required Revolving Credit Lenders (in the case of conversions of Revolving Credit Loans), Required Tranche A Lenders (in the case of conversions of Tranche A Term Loans) or Required Tranche B Lenders (in the case of conversions of Tranche B Term Loans) have, determined that such a conversion is not appropriate, and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Tranche A and Revolver Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of conversions of Term Loans).

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the definition of the term "INTEREST PERIOD" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; PROVIDED that, no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has, or the Required Revolving Credit Lenders (in the case of continuations of Revolving Credit Loans), Required Tranche A Lenders (in the case of continuations of Tranche A Term Loans) or Required Tranche B Lenders (in the case of continuations of Tranche B Term Loans) have, determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Tranche A and Revolver Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of continuations of Term Loans); and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

         MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto (a) the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than seven separate Tranches shall be outstanding at any time.

         INTEREST RATES AND PAYMENT DATES.
         (a) Subject to the provisions of subsection 5.4(c), each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day PLUS the Applicable Margin.

         (b) Subject to the provisions of subsection 5.4(c), each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate PLUS the Applicable Margin.

         (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is 2% over the rate otherwise applicable thereto, in each case from the date of such non-payment until such amount is paid in full (before as well as after the applicable judgment, if any).

         (d) Interest shall be payable in arrears on each Interest Payment Date; PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

         COMPUTATION OF INTEREST AND FEES. (a) Commitment fees, Letter of Credit fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate. (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the affected Lenders in the absence of manifest error.

         INABILITY TO DETERMINE INTEREST RATE. If on the day which is two Business Days prior to the first day of any Interest Period:

         (a) the Agent shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate with respect to any Eurodollar Loan to be outstanding during such Interest Period, or

         (b) the Agent shall have determined that the Eurodollar Rate with respect to any Eurodollar Loan to be outstanding during such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their affected Eurodollar Loans during such Interest Period, or

         (c) Dollar deposits in the principal amount of the Eurodollar Loans are not generally available in the relevant interbank market, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any affected Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any affected Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any affected outstanding Eurodollar Loans that were to have been continued as such shall be converted on the first day of such Interest Period to Base Rate Loans. Until such time as the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         PRO RATA TREATMENT AND PAYMENTS. (a) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Revolving Credit Lenders, the Term Loan Lenders, the Issuing Bank or the Agent, as the case may be, at the Agent's office specified in subsection 12.2, in Dollars and in immediately available funds. Payments received by the Agent after such time shall be deemed to have been received on the next Business Day. The Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest shall be payable thereon at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Agent shall have been notified in writing by any Revolving Credit Lender or Term Loan Lender prior to a Borrowing Date for Revolving Credit Loans or Term Loans, as the case may be, that such Lender will not make the amount that would constitute its share of such borrowing on such Borrowing Date available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower, without prejudice to any rights of the Borrower against the Lender which has failed to make its share of any borrowing available to the Agent.

         (c) Each borrowing by the Borrower of Tranche A Term Loans, Tranche B Term Loans, and Revolving Credit Loans shall be made ratably from the Tranche A Lenders, Tranche B Lenders, and Revolving Credit Lenders, respectively, in accordance with their respective Term Loan Commitment Percentages and Revolving Credit Commitment Percentages.

         ILLEGALITY. (a) Notwithstanding any other provision herein, if at any time any Lender determines (which determination, if made in good faith, shall be final and conclusive and binding upon all parties) that the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof makes it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Loan shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration is subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by such Lender be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided if paragraph (b) below.

         In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this subsection 5.8, a notice to the Borrower by any Lender shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         REQUIREMENTS OF LAW. (a) If after the date of this Agreement the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the administration or interpretation thereof (whether or not having the force of law):

                  (i) shall change the basis of taxation of payments to any Lender in respect of the principal of or interest on any Eurodollar Loan made by such

         Lender or such Lender's issuance of any Letter of Credit or participation in Letters of Credit Outstanding or any fees or other amounts payable hereunder (other than taxes imposed on or measured by the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or lending office) or by any political subdivision or taxing authority therein);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or other similar requirement against assets of, deposits with or for the account of, or other extensions of credit by, any office of such Lender (which requirement is not otherwise included in the determination of the Eurodollar Rate); or

                  (iii) shall impose on such Lender any other condition affecting this Agreement or Eurodollar Loans made by such Lender or such Lender's issuance of any Letter of Credit or participation in Letters of Credit Outstanding;

and the result of any of the foregoing is to increase the cost to such Lender by an amount which such Lender deems to be material of making, converting into, continuing or maintaining Eurodollar Loans, or issuing Letters of Credit or participations in Letters of Credit Outstanding or to reduce any amount receivable hereunder in respect thereof by an amount deemed by such Lender to be material, then, in any such case, the Borrower shall pay to such Lender within 2 Business Days after demand, any additional amounts necessary to compensate such Lender for such increased cost incurred or reduction suffered. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, with a copy to the Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basic Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of increasing the amount or cost of capital required to be maintained by such Lender or such holding company or reducing the rate of return on such Lender's or such holding company's capital as a consequence of its obligations hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 2 Business Days after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction suffered. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection 5.9(a) or (b) above, as the case may be, shall be delivered to the Borrower (with a copy to the Agent) and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

         TAXES. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, EXCLUDING (i) net income taxes, franchise taxes, or any other taxes imposed on or measured by the net income or profits of the Agent or such Lender, in each case by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision thereof or by the jurisdiction in which the applicable lending or issuing office of the Agent or such Lender is located or any political subdivision thereof and (ii) U.S. withholding taxes payable with respect to payments hereunder under laws (including any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in U.S. withholding tax resulting from any subsequent change in such laws occurring (x) after the date hereof in the case of the Agent and any Lender as of the date of this Agreement, and (y) in the case of any other Lender, the date of Assignment and Acceptance pursuant to which it became a Lender (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings the "NON-EXCLUDED TAXES"). In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("OTHER TAXES"). If any Non-Excluded Taxes or Other Taxes are required by law to be withheld from any amounts payable to the Agent or any Lender hereunder (including with respect to Letters of Credit) or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, upon receipt thereof the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of any original official receipt received by the Borrower showing payment thereof. The Borrower shall indemnify the Agent and the Lenders for the full amount of Non-Excluded Taxes,

Other Taxes and any taxes imposed by any jurisdiction on amounts payable under this subsection 5.10(a) that are paid by such Lender or Agent, (including penalties, incremental taxes, interest and expenses arising therefrom or with respect thereto), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed. If the Borrower determines in good faith that a reasonable basis exists for contesting any Non-Excluded Taxes or Other Taxes, such Lender or the Agent shall cooperate with the Borrower in challenging such Non-Excluded Taxes or Other Taxes at the Borrower's expense if requested by the Borrower (it being understood and agreed that the Agent or such Lender shall have no obligation to contest or responsibility for contesting such Non-Excluded Taxes or Other Taxes). If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes for which such Lender has received payment from the Borrower hereunder, such Lender shall, within 30 days of receipt by such Lender, repay such refund to the Borrower, PROVIDED that the Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to the Lender in the event such Lender is required to repay such refund. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) in the case of a Lender that is a "bank" under Section 881(c)(3)(A) of the Code;

                           (1) on or before the date of the first payment to
                  such Lender pursuant to this Agreement following the Closing Date or on or before the effective date of the Assignment and Acceptance, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                           (2) deliver to the Borrower and the Agent two further
                  copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and promptly upon the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (3) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                  (ii) in the case of a Lender that is not a "bank" under
         Section 881(c)(3)(A) of the Code:

                           (1) deliver to the Borrower and the Agent (A) a
                  statement under penalties of perjury that such Lender (x) is not a "bank" under Section

                  881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (B) an Internal Revenue Service Form W-8;

                           (2) deliver to the Borrower and the Agent a further
                  copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

                           (3) obtain such extensions of time for filing and
                  complete such forms or certifications as may be reasonably requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection to the Lender from which the related participation shall have been purchased.

         INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower for any reason in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower for any reason in making any payment when due, including after the Borrower has given a notice of prepayment in accordance with the provisions of this Agreement, (c) the making of a payment (whether voluntary or mandatory) of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto for any reason, or (d) the conversion of any Eurodollar Loan to a Base Rate Loan on a day which is not the last day of an Interest Period with respect thereto. Such loss or expense may include any loss, including loss of anticipated profits, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds in order to fund or maintain such Loans. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         CHANGE OF LENDING OFFICE. Each Lender agrees that it will use all reasonable efforts (so long as such designation would not be adverse to it, as determined in its sole judgment) to designate a lending office or a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 5.9 or 5.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 5.8.


                                     SECTION
                         REPRESENTATIONS AND WARRANTIES


         To induce the Agent, the Issuing Bank and the Lenders to enter into this Agreement, to make the Loans and to issue Letters of Credit, the Borrower hereby represents and warrants to the Agent, the Issuing Bank and each Lender (after giving effect to the Acquisition except as otherwise noted below and subject to the limitations of subsection 7.2(a) with respect to certain representations and warranties made on the Closing Date) that:

         FINANCIAL CONDITION. (a)(i) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries (without giving effect to the Acquisition), as of December 31, 1996 and 1997 and the related audited consolidated statements of income, shareholders' equity and cash flows for the two years then ended, copies of which have heretofore been furnished to the Agent, have been certified by Ernst & Young, L.L.P. and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the consolidated results of their operations and their cash flows for the two years then ended in conformity with GAAP.

         (ii) The audited combined balance sheets of the Inco Entities as of December 31, 1996 and December 31, 1997, and the related audited combined statements of income, shareholders' equity and cash flows for the two years then ended, copies of which have heretofore been furnished to the Agent, have been certified by Price Waterhouse LLP and present fairly the combined financial condition of the Inco Entities and their Subsidiaries as at such dates and the results of their operations and their cash flows for the two years then ended in conformity GAAP.

         (b)(i) The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries (without giving effect to the Acquisition), for
(i) the fiscal quarters ended March 31, 1998 and June 30, 1998, and the related unaudited consolidated statements of income for such fiscal quarter certified by a Responsible Officer, copies of which have heretofore been furnished to the Agent, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the period then ended (subject to normal year-end audit adjustments and the absence of certain notes thereto). All such financial statements, including the related schedules and notes thereto, have been prepared on a basis consistent with the December 31, 1997 financial statements of the Borrower and its consolidated Subsidiaries.

         (ii) The unaudited combined balance sheets of the Inco Entities and their Subsidiaries for the fiscal quarter ended March 31, 1998, and the related unaudited combined statement of income for such fiscal quarter, copies of which have heretofore been furnished to the Agent, present fairly the combined financial condition of the Inco Entities and their Subsidiaries as at such date, and the results of their operations for the period then ended (subject to normal year-end audit adjustments and the absence of certain notes thereto). All such financial statements, including the related schedules and notes thereto, have been prepared on a basis consistent with the December 31, 1997 combined financial statements of the Inco Entities and their Subsidiaries.

         (c) Neither the Borrower nor any of its consolidated Subsidiaries nor any of the Inco Entities nor any of their consolidated Subsidiaries had, at December 31, 1997 or March 31, 1998 any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term Financing Lease or unusual forward or long-term commitment, including, without limitation, any Hedging Agreement required to be reflected on a balance sheet (or in the notes thereto) prepared in accordance with GAAP, which is not reflected in the foregoing statements or in the notes thereto or disclosed on Schedule 6.1(c). Except as set forth on Schedule 6.1(c), during the period from December 31, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries or by any of the Inco Entities or any of their Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1997, other than the Acquisition.

         (d) The PRO FORMA balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1998, and the PRO FORMA statements of income of the Borrower and its consolidated Subsidiaries for the six-month period ended on June 30, 1998 (all such PRO FORMA financial statements, the "BORROWER PRO FORMA FINANCIAL STATEMENTS"), copies of which have been heretofore furnished to each Lender, adjusted to give effect to (as if such events had occurred on such date)
(i) in the case of the PRO FORMA balance sheet, the Refinancing, the issuance of the Preferred Stock and the initial borrowings (including borrowings in connection with the Acquisition) by the Borrower hereunder, and (ii) in the case of the PRO FORMA balance sheet and the PRO FORMA statement of income, the Acquisition, were prepared based on good faith assumptions and on the best information available to the Borrower as of the date of delivery thereof and fairly presents on a PRO FORMA basis the consolidated financial position of the Borrower and its consolidated Subsidiaries as at June 30, 1998, as adjusted, as described above, assuming such events had occurred at such date.

         (e) The Borrower has delivered to each Lender projected financial statements for the Borrower and its Subsidiaries dated September 16, 1998, including projected income statements, cash flow statements and balance sheets, for the fiscal years ending 1998-2007. Such projections were prepared by the Borrower in good faith and on the basis of the best information available at that time and on the assumptions stated therein, which assumptions the Borrower believes to be reasonable.

         NO CHANGE. Since March 31, 1998 (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, assets, liabilities, performance or condition (financial or otherwise) or prospects of the Borrower or any of its Material Subsidiaries or as of the Closing Date, of any of the Inco Entities or any of their Material Subsidiaries, except to the extent that a reduction in projected sales of the Borrower and its Subsidiaries is reflected in the projections dated September 16, 1998 delivered to Agent and the Lenders prior to the Closing Date, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries except as permitted by subsection 9.7.

         CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of Borrower and each of its Subsidiaries (a) is duly organized, validly existing and (where applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and all licenses, permits and other approvals of any Governmental Authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and (where applicable) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify or be in good standing could not, individually or in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

         CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower and each of its Subsidiaries has the corporate power and authority to make, deliver and perform the Transaction Documents to which it is a party, in the case of the Borrower, to borrow hereunder and to issue the Preferred Stock and to enter into Letter of Credit Requests, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes, to issue the Preferred Stock and to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent, approval or authorization of, filing with, notice to or other act by any Governmental Authority or any other Person is required in connection with the Transactions, other than (a) with respect to (i) the Acquisition, the filings listed on Schedule 6.4, (ii) the Refinancing, the filings listed on
Schedule 6.4 in order to release all outstanding Liens on the properties and assets of the Borrower and its Subsidiaries (other than Permitted Liens), and
(iii) the issuance of the Preferred Stock, the filings listed on Schedule 6.4C,
(b) filings and recordings in order to perfect the Liens in favor of the Agent for the benefit of the Lenders created by the Mortgages and the Bilateral

Mortgages and the recording of the Mortgages and the Bilateral Mortgages in the appropriate recording office, (c) such orders, consents, approvals and authorizations of, and all notices and all written assumptions of obligations to, Governmental Authorities and any other Persons which have been heretofore obtained, made or given and are in full force and effect, and complete and correct copies of which have heretofore been furnished to the Agent, (d) any consent, approval, authorization, filing or notice, the failure of which to obtain would not have a Material Adverse Effect or subject the Borrower or any of its Subsidiaries to criminal penalty or sanction, (e) filings of Uniform Commercial Code financing statements listed on Schedule 6.18 in the filing offices designated thereon in favor of the Agent for the benefit of the Lenders in order to perfect the Liens of the Agent for the benefit of the Lenders created by the Security Documents and (f) filings related to any Intellectual Property of the Borrower or its Subsidiaries to perfect the Liens of the Agent for the benefit of the Lenders created by any Security Document. This Agreement, the Preferred Stock Agreement , the Purchase Agreement and the Supply Contracts each has been, and each other Transaction Document to which any of the Borrower or any of its Subsidiaries is or will be a party will be, duly executed and delivered on behalf of such Person that is a party thereto. This Agreement, the Preferred Stock Agreement, the Purchase Agreement and the Supply Contracts each constitutes, and each other Transaction Document to which any of the Borrower or any of its Subsidiaries is or will be a party when executed and delivered will constitute, a legal, valid and binding obligation of each such Person enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         NO LEGAL BAR. The execution, delivery and performance of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof and the issuance of the Preferred Stock and consummation of the Transactions will not violate any Requirement of Law or result in a material violation of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is bound and will not result in, or require, the creation or imposition of any Lien (except in favor of the Agent) on any of their respective properties or revenues pursuant to any such Requirement of Law or any such indenture, agreement or other instrument.

         NO MATERIAL LITIGATION. Except as set forth on Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Transaction Documents or any of the Transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

         NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any indenture, agreement or other instrument to which such Person is a party or by which it or any of its property is bound in any respect which could reasonably be expected to have a Material Adverse Effect except for any such indenture, agreement or other instrument related to Indebtedness that will be satisfied and from which the relevant Person will be released on the Closing Date. No default or event of default has occurred and is continuing under the IRB Documents. No Default or Event of Default has occurred and is continuing.

         OWNERSHIP OF PROPERTY; LIENS. The Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property except for such minor defects in title and other matters disclosed in the title insurance policies delivered to the Agent pursuant to subsection 7.1(u) that do not affect the ability to use such property in the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

         INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for those the failure to own or license could not reasonably be expected to have a Material Adverse Effect.
Schedule 6.9 sets forth all interests of the Borrower and its Subsidiaries in all material Intellectual Property existing as of the Closing Date and the registration information for all such Intellectual Property. To the best of the Borrower's knowledge, except as set forth on Schedule 6.6, no claim has been asserted or is pending by any Person challenging or questioning the use of any such material Intellectual Property by the Borrower or any of its Subsidiaries or the validity or effectiveness of any such Intellectual Property except for such claims which even if successful could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. To the best knowledge of the Borrower, the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         NO BURDENSOME RESTRICTIONS. After giving effect to the Transactions, no indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is bound could reasonably be expected to have a Material Adverse Effect.

         TAXES. Except as set forth on Schedule 6.11, each of the Borrower and its Subsidiaries has filed or caused to be filed all material foreign, federal, state and local tax returns which, to the knowledge of the Borrower, are required to be filed, taking into account all applicable extensions, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes or assessments the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person). No tax Lien has been filed against the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, except as set forth on
Schedule 6.11, no claim is being asserted with respect to any taxes, fees, or other charges.

         FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         ERISA. Neither a Reportable Event (other than the Acquisition) nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA and whether or not waived) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that remains outstanding in any respect and that could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that has resulted in any material liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and no such Multiemployer Plan is in Reorganization or Insolvent, except in each instance where such liability, reorganization or insolvency could not reasonably be expected to have a Material Adverse Effect. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower for post retirement benefits to be provided to its current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. Each Commonly Controlled Entity that has liability for post-retirement benefits has adopted Financial Accounting Standard No. 106. All benefit plans or arrangements covering non-U.S. employees comply in all material respects with applicable Requirements of Law. Each benefit plan or arrangement covering non-U.S. employees, including expatriate employees, has been funded, if required by local law, in accordance with reasonable actuarial assumptions and methods in the relevant jurisdiction, to provide all benefits accrued thereunder by reference to service completed prior to the date hereof. Each benefit plan or arrangement covering non-U.S. employees has received all applicable approvals or certifications of appropriate Governmental Authorities (other than with respect to the Inco Alloys Limited Pension Plan, for which Inland Revenue approval is pending), and no events or circumstances have occurred, to the best knowledge of Borrower, which are likely to prejudice such approval or certification.

         INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 as amended. The Borrower is not subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

         CAPITAL STOCK; SUBSIDIARIES; INVESTMENTS.
         (a) The authorized, issued and outstanding shares of Capital Stock of the Borrower are as set forth on Schedule 6.15. All such outstanding shares have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable. To the best of the Borrower's knowledge, there are no outstanding options or other rights pertaining to the Capital Stock of the Borrower, other than as set forth on Schedule 6.15. The Borrower has no obligation to repurchase or redeem any shares of its Capital Stock.

         (b) The Persons listed on Schedule 6.15 constitute all the Subsidiaries of the Borrower and all other Persons constituting Investments by the Borrower and its Subsidiaries in Capital Stock at the date hereof after giving effect to the Acquisition. Such Schedule identifies the state or country of organization of each such Subsidiary or Investment and the percentage ownership of such Subsidiary or Investment directly or indirectly owned by the Borrower and the ownership chain for such Subsidiary or Investment, and the number of authorized and outstanding shares of Capital Stock. Except as set forth on Schedule 6.15, there are no preemptive rights with respect to the Capital Stock of such Subsidiaries or Investments and no options, warrants or other rights to acquire the Capital Stock of any such Subsidiary or Investment, and no securities convertible into such Capital Stock.

         ENVIRONMENTAL MATTERS.
         (a) Except as disclosed on Schedule 6.16, no real estate currently or formerly owned or leased by the Borrower or any or its Subsidiaries contains, nor, to the best of the Borrower's knowledge, has previously contained, any Materials of Environmental Concern in amounts or concentrations which could reasonably be expected to give rise to a material liability under any Environmental Law.

         (b) Except as disclosed in Schedule 6.16, all real estate currently or formerly owned or leased by the Borrower and its Subsidiaries and all operations thereon are in material compliance with all applicable Environmental Laws, and there is no contamination at, under or about such real estate or violation of any Environmental Law with respect to such real estate or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which could reasonably be expected to have a Material Adverse Effect or interfere with the continued operation of such real estate.

         (c) Except as disclosed in Schedule 6.16, there are no existing or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries, and neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the real estate currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or the Business, which in either case could reasonably be expected to have a Material Adverse Effect.

         (d) Except as disclosed in Schedule 6.16, Materials of Environmental Concern have not been transported or disposed of from the real estate currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries by the Borrower or any of such Subsidiaries in violation of, or in a manner or to a location which could give rise to material liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, released, stored or disposed of at, on or under any of such real estate in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         (e) Except as disclosed in Schedule 6.16, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to any real estate currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such real estate or the Business which could reasonably be expected to have a Material Adverse Effect.

         REGULATION H. No Mortgage or Bilateral Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except for the real property located in Huntington, West Virginia as to which the Borrower has obtained and maintains such flood insurance in the amount and for the term described in subsection 7.1(v).

         SECURITY DOCUMENTS. (a) After giving effect to the Acquisition and the Refinancing and the release of the related Liens, the security interests created by the Security Agreements will be effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in accordance with their respective terms in the Capital Stock and instruments described therein and proceeds thereof and shall constitute a perfected first Lien on, and security interest in, all right, title and interest of the pledgor party thereto in such pledged collateral, subject to no other Liens.

         (b) After giving effect to the Acquisition and the Refinancing and the release of the related Liens, the security interest created by the Mortgages and Bilateral Mortgages will be effective to grant to the Agent, for the ratable benefit of the Lenders, legal, valid and enforceable mortgage Liens in accordance with their respective terms on all of the right, title and interest of each Loan Party thereto in the Mortgaged Property described therein. Such Mortgages and Bilateral Mortgages, when recorded in the appropriate recording office, will constitute perfected first Liens on, and security interests in, such Mortgaged Property, subject to no other Liens, other than Permitted Liens.

         (c) After giving effect to the Acquisition and the Refinancing and the release of the related Liens, the security interests created by the Security Agreements will be effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable fully perfected security interest of first priority in accordance with their respective terms in all right, title and interest of each Loan Party in the Collateral described therein, subject to no other Liens, other than Permitted Liens. Schedule 6.18 sets forth all filing offices in each jurisdiction in which a financing statement is required to be filed to perfect the Agent's security interest in such Collateral.

         (d) The Agent, for the ratable benefit of the Lenders, has a legal, valid and enforceable fully perfected security interest of first priority in the deposit accounts of the Borrower and its Domestic Subsidiaries.

         ACQUISITION APPROVALS. The Borrower and each of its Subsidiaries and the Sellers have duly and timely filed all filings which are required to be filed by it in connection with the Acquisition and all approvals and consents required to consummate the Acquisition have been received, and all waiting periods have expired.

         ACCURACY OF INFORMATION. All factual information furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Lender on or prior to the Closing Date in connection with this Agreement, the other Transaction Documents and the Transactions is, and all other factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information not misleading.

         INSURANCE. Schedule 6.21 lists all insurance maintained by the Loan Parties as of the Closing Date.

         SOLVENCY. As of the Closing Date each Loan Party is Solvent and on each date on which a Revolving Credit Loan will be made or Letter of Credit issued (after giving effect to the transactions being consummated on such day) will be Solvent.

         LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and, except as set forth on Schedule 6.23, there is (a) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board or any other Governmental Authority, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (b) no strike, labor dispute, slow down or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (c) neither the Borrower nor any of its Subsidiaries is subject to a collective bargaining agreement and, to the best knowledge of the Borrower, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         INDEBTEDNESS. Schedule 6.24 sets forth a true and complete list of all Indebtedness (excluding the Term Loans, the Revolving Credit Loans, the Letters of Credit Outstanding , Indebtedness to Inco, Inc. in connection with the Receivables Program, and currency and commodity Hedging Agreements entered into in the ordinary course of business) of the Borrower and its respective Subsidiaries as of the initial Borrowing Date and which is to remain outstanding after giving effect to the Transactions, in each case showing the aggregate principal amount thereof and the name of the respective Borrower and any other entity which directly or indirectly guaranteed such debt.

         BANK ACCOUNTS. Schedule 6.25 (as the same may be updated pursuant to the provisions of subsection 8.15 after the Closing Date) sets forth a true and complete list of all accounts of whatever nature maintained with a bank or other financial institution by each of the Borrower and its Domestic Subsidiaries (the "DOMESTIC BANK ACCOUNTS") and by each of its Foreign Subsidiaries, after giving effect to the Transactions.

         REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. All representations and warranties of the Borrower and its Subsidiaries contained in the Acquisition Documents, all representations and warranties of the Borrower contained in the Preferred Stock Documents and to the best knowledge of the Borrower, all representations and warranties of the Inco Entities and their Subsidiaries and the Sellers contained in the Acquisition Documents were or are true and correct in all material respects as of the date made or deemed made; PROVIDED that for all times after the Closing Date the foregoing representation and warranty as to the Inco Entities and their Subsidiaries and the Sellers shall not be untrue or incorrect in any material respect if the failure of such representation and warranty to be true and correct could not have a Material Adverse Effect, taking into account all rights to indemnity under the Purchase Agreement.

         YEAR 2000 PROBLEM.

         (a) The Borrower has reviewed, or caused a review to be conducted of, its operations and those of its Subsidiaries existing prior to consummation of the Acquisition with a view to assessing whether the business or operations of the Borrower or any of such Subsidiaries will be vulnerable to a Year 2000 Problem, or to the effects of a Year 2000 Problem suffered by any of their material suppliers or vendors, and has determined that no Year 2000 Problem can reasonably be expected to have a Material Adverse Effect on Borrower and such Subsidiaries taken as a whole.

         (b) Based upon its due diligence investigation conducted prior to the Closing Date, Borrower has determined that a Year 2000 Problem exists at one or more of the Inco Entities. The Inco Entities have hired Ernst & Young to implement a program to address their Year 2000 Problem, including overall project management and implementation of Borrower's Oracle software code at the Inco Entities. With this engagement of Ernst & Young, Borrower reasonably believes that the Year 2000 Problem at the Inco Entities will be addressed in such a manner that no Material Adverse Effect is likely to occur.


                                     SECTION
                              CONDITIONS PRECEDENT


         CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loans requested to be made by it and of the Issuing Bank to issue the initial Letters of Credit requested to be issued hereunder are subject to the satisfaction, immediately prior to or concurrently with the making of any such Loan on the Closing Date, of the following conditions precedent:

         (a) LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Revolving Credit Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) for the account of each Tranche A Lender, a Tranche A Term Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iv) for the account of each Tranche B Lender, a Tranche B Term Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,
(v) each of the Security Agreements, each executed and delivered by a duly authorized officer of each Domestic Subsidiary, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender, (vi) each of the Guarantees, each executed and delivered by a duly authorized officer of Domestic Subsidiary, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender, (vii) each of the Mortgages covering the Mortgaged Properties listed on Schedule II, each executed and delivered by a duly authorized officer of each Loan Party party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender, (viii) each of the Bilateral Mortgages covering the leased properties listed on Schedule III, each executed and delivered by a duly authorized officer of each Loan Party party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender and (ix) the Closing Letter, executed by a duly authorized officer of the Borrower, with a counterpart for the Agent and a counterpart or conformed copy for each Lender. In the event that any Letters of Credit are to be issued on the Closing Date, the Agent shall have received a Letter of Credit Request from the Borrower with respect to each such Letter of Credit as provided in Section 4.1.

         (b) ACQUISITION DOCUMENTS. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Purchase Agreement and the other material Acquisition Documents, and such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, the Supply Contracts and a copy of any debt instrument or security agreement to which the Borrower or its Subsidiaries may be a party upon the consummation of the Acquisition, and all such documents shall be in form and substance satisfactory to the Agent and the Lenders. No material term of any Acquisition Document or Supply Contract shall have been amended, waived, or otherwise modified without the consent of the Agent and the Required Lenders; PROVIDED that the Purchase Agreement shall have been amended to permit the assignment by the Borrower to the Agent for the benefit of the Lenders, the Issuing Bank and the Agent of all of the rights (but not the obligations) of the Borrower and its Subsidiaries thereunder, or the Borrower shall have delivered a consent of the Sellers thereto, in form and substance satisfactory to the Agent.

         (c) ACQUISITION CLOSING. The Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower attaching a true and correct copy of each governmental and material third-party approval (including landlords' and other consents) necessary for the Acquisition and certifying that such approvals have not been rescinded, amended or modified in any manner. Each approval necessary in connection with Acquisition shall have been obtained (without imposition of conditions not satisfactory to the Agent), be in full force and effect and no longer subject to appeal or challenge, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority, and no Requirement of Law shall (in the judgment of the Agent) be applicable, which would restrain, prevent or otherwise impose materially adverse conditions on the Acquisition or the Borrower or any of its Subsidiaries.

         (d) PREFERRED STOCK DOCUMENTS; ISSUANCE OF PREFERRED STOCK. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Preferred Stock Documents, and each Preferred Stock Document shall be in form and substance satisfactory to the Agent and the Lenders. No material term of any Preferred Stock Document shall have been amended, waived or otherwise modified without the consent of the Agent and the Required Lenders. The Borrower shall have issued and sold the Preferred Stock in consideration of not less than $97,000,000, of which $80,000,000 is in cash.

         (e) REFINANCING. The Agent shall have received evidence satisfactory to it that all of the Indebtedness of the Borrower and its Subsidiaries (other than the Indebtedness described in Schedule 6.24, Indebtedness to Inco, Inc. with respect to the Receivables Program and currency and commodity Hedging Agreements entered into in the ordinary course of business) shall contemporaneously be repaid with the proceeds of Term Loans and Revolving Credit Loans (the "REFINANCING"). The Agent shall have received, with a copy for each Lender, executed copies of all payout or assignment letters, Lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents entered into in connection with the Refinancing, all of which payout letters, Lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents shall be in form and substance satisfactory to the Agent.

         (f) CLOSING CERTIFICATE. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit J, with appropriate insertions and attachments, executed by a Responsible Officer of the Borrower.

         (g) CORPORATE PROCEEDINGS OF THE BORROWER. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of (w) this Agreement and the other Loan Documents to which it is a party, (x) the Acquisition Documents, (y) all agreements and other documents to effect the Refinancing, (z) the Preferred Stock Documents, (ii) the borrowings contemplated hereunder, (iii) the granting by it of the Liens created pursuant to the Security Documents to which the Borrower is a party, and (iv) consummation of the Transactions, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (h) BORROWER INCUMBENCY CERTIFICATE. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

         (i) CORPORATE PROCEEDINGS OF SUBSIDIARIES. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors or other governing body of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (j) SUBSIDIARY INCUMBENCY CERTIFICATES. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of each such Subsidiary.

         (k) CORPORATE DOCUMENTS. The Agent shall have received, with a copy for each Lender, such documents as the Agent or any Lender may reasonably request relating to the organization, existence and good standing of the Borrower and its Domestic Subsidiaries and any material Foreign Subsidiary whose Capital Stock is pledged pursuant to any Security Agreement, including true and complete copies of the certificate of incorporation and by-laws (or other governing documents) of the Borrower and each of such Subsidiaries, certified as of the

Closing Date as complete and correct copies thereof by an officer of such Person, and all such documents shall be satisfactory to the Agent and the Lenders.

         (l) FINANCIAL STATEMENTS OF INCO ENTITIES. The Lenders shall have received a copies of the audited combined financial statements of the Inco Entities for the fiscal years ended December 31, 1996 and 1997 and the unaudited combined financial statements of the Inco Entities for the first quarter ended March 31, 1998, and June 30, 1998, which financial statements shall have been prepared in accordance with GAAP and shall not reflect any material adverse change in the financial condition of the Inco Entities as reflected in the financial statements or projections previously delivered to the Lenders.

         (m) BORROWER FINANCIAL STATEMENTS. The Lenders shall have received copies of the audited consolidated financial statements of the Borrower for the fiscal years ended December 31, 1996 and 1997 and the unaudited consolidated financial statements of the Borrower for the fiscal quarter ended March 31, 1998 and June 30, 1998, in each case without giving effect to the Acquisition, which financial statements shall have been prepared in accordance with GAAP and shall not reflect any material adverse change in the consolidated financial condition of the Borrower as reflected in the financial statements or projections previously delivered to the Lenders.

         (n) CLOSING FINANCIAL CERTIFICATE. The Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer, substantially in the form of Exhibit K, based upon the Borrower Pro Forma Financial Statements, certifying that PRO FORMA Consolidated EBITDA of the Borrower and its Subsidiaries, after giving effect to the Acquisition, for the twelve-month period ended June 30 equals at least $90,000,000. The PRO FORMA capital structure shall be acceptable to the Agent and shall not differ materially from the PRO FORMA capital structure shown in the projections furnished to the Agent and the Lenders contained in the Confidential Memorandum dated July 1998, other than a reduction in the amount of Preferred Stock.

         (o) CORPORATE AND CAPITAL STRUCTURE. The corporate, legal and capital structure of the Borrower and each of its Subsidiaries after giving effect to the Transactions shall be satisfactory to the Agent and the Lenders.

         (p) CONSENTS, APPROVALS, ETC. The Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower attaching a true and correct copy of each governmental and third-party approval (including any consents required to pledge the Capital Stock of the Subsidiaries and Investments of the Borrower and its Subsidiaries pledged pursuant to the Security Agreements, each in form and substance satisfactory to the Agent) necessary in connection with the Refinancing and the transactions contemplated by the Loan Documents or certifying that true and correct copies of all such approvals have been delivered by the Borrower to the Agent, with a copy for each of the Lenders, and that such approvals have not been rescinded, amended or modified in any manner. Each such approval shall have been obtained, be in full force and effect and no action shall have been taken or threatened by any competent authority, and no Requirement of Law shall (in the judgment of the Agent) be applicable, which would restrain, prevent or otherwise impose materially adverse conditions on the Refinancing or the transactions contemplated by the Loan Documents. The Loans shall be in compliance with Regulations T, U and X of the Board of Governors.

         (q) FEES AND EXPENSES. The Agent shall have received reasonably satisfactory evidence that the fees and expenses to be incurred by the Borrower and its Subsidiaries in connection with the Transactions will not exceed an aggregate amount reasonably acceptable to the Agent.

         (r) FILINGS. All filings and other actions required to create and perfect a first priority security interest in favor of the Agent for the benefit of the Lenders on all Collateral owned or to be owned by the Loan Parties shall have been duly made or taken, and all such Collateral shall be free and clear of other Liens except Permitted Liens, or to the extent that all filings and other actions required to create and perfect a first priority security interest in the Collateral are not made or taken on or prior to the Closing Date, the Agent and the Lenders shall be reasonably satisfied that the filings or other actions made or taken on or prior to the Closing Date are sufficient to give the Lenders the practical benefit of the Collateral and that all other filings and other actions which have not been made or taken on or prior to the Closing Date will be completed as soon as practicable after the Closing Date.

         (s) LIEN SEARCHES. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent of the Uniform Commercial Code, judgment and tax lien filings (or equivalent searches with respect to material Foreign Subsidiaries) which may have been filed with respect to personal property of the Borrower and such Subsidiaries, and the results of such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens and Liens to be released on the Closing Date.

         (t) PLEDGED COLLATERAL. The Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to each of the Security Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof (or, in the case of the Foreign Subsidiaries, the applicable action required to perfect the Agent's pledge shall have been taken). The Agent shall have received the SMC Acquisition Note, the SMC (UK) Notes and the SMC (Canada) Note and all other instruments required to be pledged pursuant to the Security Agreements, together with an undated endorsement for each such instrument executed in blank by a duly authorized officer of the pledgor thereof.

         (u) TITLE INSURANCE POLICIES; SURVEYS. The Agent shall have received in respect of each parcel covered by each Mortgage and Bilateral Mortgage to be delivered on the Closing Date a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount set forth on Schedule 7.1(u); (ii) be issued at ordinary rates; (iii) insure that the Mortgage or Bilateral Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except as approved by Agent; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1990 (Amended 10/17/92); (vi) contain such endorsements and affirmative coverage as the Agent may request; and (vii) be issued by title companies reasonably satisfactory to the Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Agent). The Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Agent shall have received in respect of each parcel covered by each Mortgage and Bilateral Mortgage to be delivered on the Closing Date a certified ALTA/ACSM survey prepared by a registered independent surveyor and in form and substance satisfactory to the Agent and the company issuing the title insurance policy for such parcel.

         (v) FLOOD INSURANCE. The Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage or Bilateral Mortgage to be delivered on the Closing Date and located in a flood plain, (B) is written in an amount not more than the fair market value of the property subject to such Mortgage or Bilateral Mortgage or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act, whichever is less, and
(C) has a term ending not earlier than the maturity of the Indebtedness secured by such or Mortgage or Bilateral Mortgage and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors.

         (w) COPIES OF DOCUMENTS. The Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 7.1(u) and a copy, certified by such parties as the Agent may reasonably deem appropriate, of all other documents affecting the property covered by each Mortgage or Bilateral Mortgage to be delivered on the Closing Date.

         (x) INSURANCE. The Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 8.5, and the Mortgages or Bilateral Mortgages shall have been satisfied.

         (y) LEGAL OPINIONS. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Bond, Schoeneck & King, LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit L-1, and covering such other matters as the Agent may request;

                  (ii) the executed legal opinion of such special local counsel to the Borrower and the other Loan Parties as the Agent shall request, substantially in the form of Exhibit L-2, and covering such other matters as the Agent may request;

                  (iii) the executed legal opinion of foreign counsel to the Borrower and the Foreign Subsidiaries with respect to such matters as the Agent may request; and
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                                                                              60

                  (iv) the executed legal opinion of counsel to each of the Sellers and the Borrower delivered pursuant to the Purchase Agreement, addressed to the Agent and the Lenders (or a duly executed reliance letter).

         (z) AGENT'S FEES AND EXPENSES. The Agent shall have received all fees, expenses and other consideration required to be paid or delivered on or prior to the Closing Date under any Loan Document, and all fees and expenses of counsel to the Agent, including any local or foreign counsel.

         (aa) OUTSTANDING INDEBTEDNESS. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Agent, certifying that none of the Borrower or any of its Subsidiaries shall have any outstanding Indebtedness after giving effect to the Refinancing, other than as permitted by subsection 9.2.

         (bb) ENVIRONMENTAL AUDITS. The Borrower shall have provided to the Agent, with a copy for each Lender, copies of the results of all Phase I environmental audits of such of the properties and operations of the Borrower and its Subsidiaries as the Agent shall specify (including properties to be acquired in the Acquisition as specified by the Agent) (for purposes of this clause, the "REPORTS"), from an environmental consulting firm satisfactory to the Agent, such Reports to be in form and substance satisfactory to the Agent. The Agent shall be satisfied with the amount and nature of any Environmental Claims and the actions the Borrower or the applicable Subsidiary plans to take with respect thereto

         (cc) NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change, and no development involving a prospective material adverse change, (i) in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Material Subsidiaries (determined after giving effect to consummation of the Acquisition) or (ii) in the loan syndication or financial or capital market conditions generally, and all information provided to the Agent and the Lenders by or on behalf of the Borrower with respect to the Transactions and the business, condition (financial or otherwise), operations, performance, and properties of the Borrower and its Subsidiaries and the Inco Entities and their Subsidiaries shall be true and correct in all material respects.

         (dd) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that (i) would reasonably be likely to have a Material Adverse Effect or (ii) purports to materially affect any of the Transactions or the rights and remedies of the Agent and the Lenders.

         (ee) SOLVENCY CERTIFICATE. The Borrower shall have delivered to the Agent, with a counterpart or a conformed copy for each Lender, a certificate of its chief financial officer attesting that, after giving effect to the Transactions, each Loan Party will be Solvent, which certificate shall be in form and substance satisfactory to the Agent.

         (ff) ERISA; RETIREE BENEFITS. The Lenders shall be satisfied that the Borrower and its Subsidiaries will be able to meet their respective obligations under all employee and retiree welfare benefit plans, that such plans are in all material respects funded in accordance with the minimum statutory requirements under ERISA or other applicable Requirements of Law, that no material Reportable Event has occurred as to any such plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability of the Borrower or any of its Subsidiaries.

         (gg) TERMINATION OF RECEIVABLES FROM RECEIVABLES PROGRAM. All obligations and liabilities of Inco Alloys International, Inc. relating to the Receivables Program shall have been terminated, and Inco Inc. shall have repurchased the receivables of Inco Alloys International Inc. from such Receivables Program and assigned such receivables to the Borrower, free and clear of all Liens, all on terms and conditions, and pursuant to documentation, satisfactory to the Agent and the Lenders.

         CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan, but excluding at all times Loans made pursuant to subsection 4.3), and of the Issuing Bank to issue any Letter of Credit, is subject to (i) the making of such Loans complying in all respects with the margin regulations of the Board of Governors and (ii) the satisfaction of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower or any of its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date immediately prior to, and after giving effect to the Loan or Letter of Credit as if made on and as of such date (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date and that the representations and warranties made on the Closing Date relating to the Inco Entities and their Subsidiaries shall be deemed limited to those set forth in the Purchase Agreement).

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date or to the issuance of the Letter of Credit to be issued on such date.

         (c) ADDITIONAL MATTERS. The timely receipt of a notice of borrowing or request for a Letter of Credit. Each borrowing by the Borrower hereunder and each issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such Loan or Letter of Credit that the conditions contained in this subsection 7.2 have been satisfied. Each Lender agrees to make Loans in the circumstances contemplated by subsection 4.3 whether or not the conditions contained in this subsection 7.2 have been satisfied.


                                     SECTION
                              AFFIRMATIVE COVENANTS

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                                                                              61

         The Borrower hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, any Loan remains outstanding and unpaid or any other amount is owing to any Lender, the Issuing Bank or the Agent hereunder unless the Required Lenders, and the Issuing Bank if any Letter of Credit shall be outstanding, shall have otherwise consented in writing, the Borrower shall and (where applicable) shall cause each of its Subsidiaries to:

         FINANCIAL STATEMENTS. Furnish to the Agent, with a copy for each
Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year with the unqualified opinion of Ernst & Young LLP or other independent certified public accountants of nationally recognized standing acceptable to the Agent; and

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of certain notes).

         All such financial statements shall be prepared in accordance with generally accepted accounting principles (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of certain notes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Notwithstanding the foregoing, so long as the Borrower is required to file periodic and other reports with the SEC under the Securities Exchange Act of 1934, as amended, (x) it may satisfy the requirements of this subsection 8.1(b) by delivering to the Lenders within two Business Days after the filing thereof with the SEC but in any event no later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the Borrower's Quarterly Report on Form 10-Q for such quarter and (y) it may satisfy the requirement of subsection 8.1(a) by delivering to the Lenders within two Business Days after the filing thereof with the SEC but in any event no later than 90 days after the end of each fiscal year of the Borrower, the Borrower's Annual Report on Form 10-K for such fiscal year, and the Borrower's annual report to shareholders, when available.

         CERTIFICATES; OTHER INFORMATION. Furnish to the Agent, with a copy for each Lender:

         (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a written statement of the independent certified public accountants reporting on such financial statements (unless such accountants are prohibited by law or the Financial Accounting Standards Board (or any successor) from providing such statement) to the effect that in the course of the audit upon which their certification of such financial statements was based (but without any special or additional audit procedures for the purpose) they obtained knowledge of no condition or event relating to the financial covenants set forth in Section 9.1 which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event;

         (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer certifying that, to the best of such officer's knowledge, each of the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such officer has no knowledge of any Default or Event of Default except as specified in such certificate;

         (c) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer, substantially in the form of Exhibit M hereto (the "COMPLIANCE CERTIFICATE"), showing in detail satisfactory to the Agent (including, where applicable, differences in the application of generally accepted accounting principles used in such financial statements and the application of GAAP) compliance by the Borrower with the covenants contained in subsections 9.1, 9.2, 9.6, 9.7, 9.8, and 9.9 hereof and a computation of the amount of the Borrower's and its Subsidiaries' Capital Expenditures made during such period and during the portion of the fiscal year through the end of the period covered by such Compliance Certificate;

         (d) not later than 90 days after the end of each fiscal year of the Borrower, subject to the provisions of subsection 12.16, a copy of the projections by the Borrower of the budget of the Borrower and its Subsidiaries for the current fiscal year, which shall included projected quarterly income statements, cash flow statements and balance sheets, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith and based upon reasonable assumptions and that such officer has no reason to believe they are incorrect or misleading in any material respect;

         (e) within two Business Days after the same are sent, copies of all financial statements and other financial information, proxy materials and other information and reports (including reports on Form 8K) which the Borrower files with the SEC or any securities exchange on which the Borrower's common stock is traded or delivers to its stockholders or to holders of its Indebtedness (or any trustee, agent or other representative therefor);

         (f) promptly upon receipt, copies of (i) the Closing Balance Sheets,
(ii) all correspondence regarding any post-closing adjustment to the purchase price payable by the Borrower under the Purchase Agreement and all payments to the Sellers with respect to the receivables repurchased from the Receivables Program, (iii) all correspondence regarding any indemnification claim made by the Borrower or any Seller pursuant to the Purchase Agreement, and (iv) notice of receipt of any payment made by any Seller pursuant to the Purchase Agreement;

         (g) promptly after the receipt thereof by the Borrower or any of its Subsidiaries, subject to the provisions of subsection 12.16, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto;

         (h) promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such officer reasonably concludes that such environmental matters would not, individually or when aggregated with all other such environmental matters except those matters disclosed on Schedule 6.16, have a Material Adverse Effect:

                  (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated, or formerly owned or operated, by the Borrower or any of its Subsidiaries;

                  (ii) any condition or occurrence on or arising from any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property;

                  (iii) any condition or occurrence on any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such real property under any Environmental Laws; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Material of Environmental Concern on any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority except the removal of any Material of

         Environmental Concern in the ordinary course of business; PROVIDED that in any event the Borrower shall deliver to each Lender all material notices received by it or any of its Subsidiaries from any Governmental Authority under, or pursuant to, CERCLA;

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Lenders with copies of all material communications with any Governmental Authority relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.2(h), and such detailed reports (not subject to attorney-client or attorney work product privileges) of any such Environmental Claim as may reasonably be requested by any Lender; and

         (i) promptly, such additional financial and other information which is in the Borrower's possession as any Lender may from time to time reasonably request through the Agent.

         PAYMENT OF TAXES AND OTHER OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its taxes and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries (after giving effect to the Acquisition) and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5; comply with all Requirements of Law and any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is bound except where such non-compliance could not have a Material Adverse Effect.

         MAINTENANCE OF PROPERTY; INSURANCE. Keep all property including, without limitation, all Collateral useful and necessary in its business in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance with respect to the Mortgaged Properties as required by the Mortgages and Bilateral Mortgages and otherwise with respect to its properties including, without limitation, all Collateral , business and potential liabilities in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; deliver to the Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of December in each calendar year commencing in 1998, and furnish to each Lender such supplemental reports with respect thereto as such Lender may from time to time reasonably request, all of which shall be in form and substance satisfactory to the Agent or the applicable Lender. All such insurance shall provide that no cancellations, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, and shall name the Agent as an additional insured and loss payee on all casualty insurance with respect to any Collateral and as an additional insured on all business interruption insurance (including, with respect to the casualty insurance for any Mortgaged Property, a standard noncontributory mortgagee clause or endorsement naming the Agent (and/or such other party as may be designated by the Agent) as the party to which all payments made by such insurance company shall be paid) and the Agent and the Lenders as additional insureds on all commercial general liability insurance.

         INSPECTION OF PROPERTY, BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in conformity with generally accepted accounting principles and applicable regulatory standards; and permit representatives of any Lender to visit and inspect any of its properties and examine and make copies of or abstracts from any of its books and records at any reasonable time upon reasonable prior notice and as often as may be reasonably required and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

         NOTICES. Promptly give written notice to the Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is bound which is material to the Borrower or to any Material Subsidiary or to the Borrower and its Subsidiaries taken as a whole, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case of clauses (i) or (ii) of this paragraph (b), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or other proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought or which could reasonably be expected to have a Material Adverse Effect;

         (d) the following events, as soon as possible and in any event within 30 days after an officer of the Borrower knows thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any lien (within the meaning of Section 4068 of ERISA) in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan or (iii) analogous events (if any) under any foreign Requirement of Law, in each case which could result in a liability of the Borrower or any of its Subsidiaries greater than $5,000,000;

         (e) any development or event which in the reasonable judgment of the Borrower has had or could reasonably be expected to have a Material Adverse Effect;

         (f) any Environmental Claim asserted by any Governmental Authority or third party or any discovery by Borrower or any Subsidiary of any occurrence or condition with respect to any Material of Environmental Concern that is reasonably likely to involve remediation costs or liability greater than $5,000,000; and

         (g) any Casualty Loss with respect to any material portion of the Collateral.

         Each notice pursuant to the foregoing paragraphs of this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         ENVIRONMENTAL LAW. (a) Comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws (the "REMEDIAL WORK") and diligently comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith and with due diligence by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Borrower or the applicable Subsidiary, as the case may be.

         (c) If the Borrower or any of its Subsidiaries does not within a reasonable period of time (and in any event within such period as required by any Requirement of Law) commence and diligently prosecute to completion the Remedial Work, and is not contesting the need to perform Remedial Work as provided in subsection 8.8(b) above, the Agent may (but shall not be obligated to), upon 30 days prior written notice to the Borrower of its intention to do so, cause such Remedial Work to be performed. The Borrower shall pay or reimburse the Agent on demand for all expenses (including attorneys' fees and disbursements), reasonably relating to or incurred by the Agent in connection with monitoring, reviewing or performing any Remedial Work.

         MAINTENANCE OF LIENS OF THE SECURITY DOCUMENTS. (a) Promptly, upon the reasonable request of the Agent, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby; and (b) promptly, written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral or any office or facility at which Collateral is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure, (iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Agent's Liens, (v) in respect of any newly acquired Intellectual Property or applications therefor in the United States owned by or licensed to any Loan Party, or (vi) in any Loan Party's federal taxpayer identification number. The Loan Parties will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and will promptly notify the Agent if any material portion of the Collateral is damaged or destroyed.

         PLEDGE OF AFTER ACQUIRED PROPERTY. If at any time following the Closing Date the Borrower or any of its Domestic Subsidiaries shall acquire at any time property of any nature whatsoever which is required by the terms hereof or of the applicable Security Document to be and is not otherwise subject to the Lien created by each Security Document, as soon as possible and in no event later than 30 days after the relevant acquisition date grant to the Agent for the ratable benefit of the Lenders a first priority Lien on such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory in form and substance to the Agent. The Borrower, at its own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument (including legal opinions, title insurance, consents and corporate documents) and take all such actions reasonably deemed by the Agent to be necessary or desirable to ensure the creation, priority and perfection of such Lien. Without limiting the generality of the foregoing, the Borrower will deliver to the Agent the SMC (France) Note promptly following issuance thereof to Borrower, duly endorsed in blank, and an opinion of French counsel in form and substance satisfactory to the Agent. The Borrower shall cause each New Subsidiary of the Borrower which is a Wholly-Owned Domestic Subsidiary created or acquired after the date hereof, immediately upon such creation or acquisition, to execute instruments in form and substance reasonably satisfactory to the Agent pursuant to which such New Subsidiary shall become a party to the Subsidiary Security Agreements and the Subsidiaries' Guarantee as a guarantor thereunder. With respect to each New Subsidiary which is a direct Subsidiary of the Borrower or a Domestic Subsidiary, the Borrower shall execute and deliver a supplement to the Borrower Security Agreement in form and substance reasonably satisfactory to the Agent, or shall cause any Wholly-Owned Domestic Subsidiary of the Borrower which holds the Capital Stock of any New Subsidiary to execute and deliver a Subsidiary Security Agreement or a supplement to the Subsidiary Security Agreement to which it is a party, providing for the pledge of 100% of the issued and outstanding Capital Stock of such New Subsidiary to the Agent for the benefit of the Lenders (65% in the case of a New Foreign Subsidiary), and the Borrower shall deliver to the Agent the stock certificates evidencing such Capital Stock together with undated stock powers for each such certificate, duly executed in blank (or, in the case of a New Foreign Subsidiary, take such other action as has the same substantive effect under applicable law) and execute, or cause its Subsidiary to execute, such financing statements as may be required to perfect all Liens in favor of the Agent.

         INTEREST RATE PROTECTION. Within 30 days following the Closing Date, enter into a Hedging Agreement or Agreements providing to the Borrower interest rate protection reasonably satisfactory to the Agent with respect to not less than 50% of the aggregate outstanding principal amount of the Term Loans, and having an expiry date from the Closing Date acceptable to the Agent, and the Borrower agrees and confirms that the Borrower Security Agreement grants to the Agent, for the benefit of the Lenders, a first priority perfected security interest in its rights under any such Hedging Agreements.

         FOREIGN SUBSIDIARIES SECURITY. If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agent and the Required Lenders does not within 30 days after a request from the Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Agent and the Required Lenders, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the applicable Pledge Agreement that
Section 956 of the Code does not apply to the pledge of more than 66 2/3% of the Capital Stock and no other materially adverse consequences would result, under applicable tax laws from a pledge of such Capital Stock, then that portion of such Foreign Subsidiary's outstanding Capital Stock not theretofore pledged pursuant to such Pledge Agreement shall be pledged to the Agent for the benefit of the Lenders pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent and the Required Lenders, to the extent that the entering into such pledge agreement is permitted by the laws of the respective foreign jurisdiction, and with all other related documents to be delivered pursuant to this subsection 8.12 to be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

         COLLATERAL ACCOUNT. In the event that the Borrower or any of its Subsidiaries (a) receives any insurance proceeds on account of Casualty Losses in excess of $1,000,000 in the aggregate in any fiscal year (provided that such first $1,000,000 shall be used solely to repair or replace, or to commence the repair or replacement of, the asset subject to such Casualty Loss within six months of the date received or be deposited in the Collateral Account (as defined below) and provided further that such first $1,000,000 shall be paid to the Agent if an Event of Default shall have occurred and be continuing), or (b) receives any payments made by any Seller to the Borrower pursuant to the Purchase Agreement or (c) is required to deposit cash in a cash collateral account on account of the Letters of Credit as contemplated herein, all such proceeds and payments shall promptly be deposited in a bank account or accounts (the "COLLATERAL ACCOUNT") maintained by, and under the control of, the Agent all as provided in the Security Agreement. The amounts deposited into the Collateral Account pursuant to clause (a) or (b) shall be released to the Borrower upon receipt by the Agent of a certificate from the Borrower certifying that (i) such amounts under clause (a) shall be used immediately upon receipt to repair or replace property subject to a Casualty Loss or (ii) such amounts under clause (b) shall be used immediately upon receipt to satisfy obligations to any third parties that resulted in a payment by the Sellers pursuant to the Purchase Agreement, as applicable or to reimburse the Borrower for losses, costs and expenses sustained or incurred by the Borrower or one of its Subsidiaries. Any Qualifying Insurance and Other Proceeds in the Collateral Account shall be applied in accordance with subsection 5.1(c).

         BANK ACCOUNTS. The Borrower and its Subsidiaries shall, at their expense, take all such actions, or cause such actions to be taken, as are necessary or desirable in the judgment of the Agent to cause the Agent for the benefit of the Lenders to have a legal, valid and enforceable fully perfected security interest of first priority in all of the Domestic Bank Accounts of the Borrower and its Domestic Subsidiaries, including the Collateral Account. If under the laws of any state, the Agent shall not be able to take such a security interest in a checking or similar account, then the Borrower shall not permit the account balance in any such account to exceed $1,000,000 at any time (after payment of all checks payable on such date) or the account balances in all such accounts collectively to exceed $1,000,000 in the aggregate at any time.

         YEAR 2000. The Borrower shall promptly implement a program to assess the computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Inco Entities in order to determine the steps to be taken with respect to any Year 2000 Problem for any of the Inco Entities. The Borrower will diligently pursue any reprogramming, upgrading or maintenance of computer hardware, software or equipment required in order to address any Year 2000 Problem of the Borrower and its Subsidiaries (including the Inco Entities and their Subsidiaries). The Borrower will report on the status of its program to assess and ameliorate any Year 2000 Problem in each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed with the SEC (copies of which will be provided to the Agent in accordance with subsection 8.1) in accordance with applicable rules and interpretive release of the SEC, and on the request of the Agent or any Lender will provide such additional information with respect to any Year 2000 Problem as may be reasonably requested.

                                     SECTION
                               NEGATIVE COVENANTS

         The Borrower hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, any Loan remains outstanding and unpaid or any other amount is owing to any Lender, the Issuing Bank or the Agent hereunder, unless the Required Lenders, and the Issuing Bank if any Letter of Credit is outstanding, shall have otherwise consented in writing the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, directly or indirectly:

         FINANCIAL CONDITION COVENANTS.

         (a) EBITDA MAINTENANCE. Permit Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ending on a date specified below to be less than the amount set forth opposite such period below:

         PERIOD ENDING                        Consolidated EBITDA
            12/31/98                             $ 85,000,000
             3/31/99                               87,500,000
             6/30/99                               87,500,000
             9/30/99                               90,000,000
            12/31/99                               95,000,000
           3/31/2000                              100,000,000
           6/30/2000                              100,000,000
           9/30/2000                              100,000,000
          12/31/2000                              105,000,000
           3/31/2001                              110,000,000
           6/30/2001                              110,000,000
           9/30/2001                              115,000,000
          12/31/2001                              120,000,000
           3/31/2002                              120,000,000
           6/30/2002                              125,000,000
           9/30/2002                              130,000,000
          12/31/2002                              135,000,000
           3/31/2003                              135,000,000
           6/30/2003                              135,000,000
           9/30/2003                              140,000,000
          12/31/2003                              145,000,000
      and thereafter

         (b) LEVERAGE RATIO. Permit the Leverage Ratio as of the last day of each fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter below:

         PERIOD ENDING                               Ratio
            12/31/98                                 4.35
             3/31/99                                 4.00
             6/30/99                                 4.00
             9/30/99                                 4.00
            12/31/99                                 3.50
           3/31/2000                                 3.50
           6/30/2000                                 3.50
           9/30/2000                                 3.50
          12/31/2000                                 3.00
           3/31/2001                                 3.00
           6/30/2001                                 3.00
           9/30/2001                                 3.00
          12/31/2001                                 2.75
           3/31/2002                                 2.75
           6/30/2002                                 2.75
           9/30/2002                                 2.75
          12/31/2002                                 2.50
           3/31/2003                                 2.50
           6/30/2003                                 2.50
           9/30/2003                                 2.50
          12/31/2003                                 2.25
           3/31/2004                                 2.25
           6/30/2004                                 2.25
           9/30/2004                                 2.25
          12/31/2004                                 2.00
      and thereafter

         (c) INTEREST COVERAGE RATIO. Commencing the fiscal quarter ended December 31, 1998, permit the ratio of Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters of the Borrower and its consolidated Subsidiaries to Consolidated Interest Expense of the Borrower and its consolidated Subsidiaries for such period to be less than 2.75 to 1.

         (d) FIXED CHARGE RATIO. Commencing the fiscal quarter ended December 31, 1998, permit the ratio of Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ending on the last day of such quarter, to Fixed Charges of the Borrower and its consolidated Subsidiaries for such period to be less than 1.00 to 1.

         LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of the Borrower under this Agreement;

         (b) Indebtedness (i) of the Borrower to any Subsidiary and (ii) of any Wholly-Owned Domestic Subsidiary of the Borrower to the Borrower or any other Subsidiary; PROVIDED that any such Indebtedness referred to in clause (i) of this subsection 9.2(b) or of any such Wholly Owned Domestic Subsidiary to any other Subsidiary shall be expressly subordinated to the Loans and the Guarantees on terms and conditions reasonably satisfactory to the Agent and (iii) of any Wholly-Owned Foreign Subsidiary of the Borrower to the Borrower or Wholly-Owned Subsidiary of the Borrower which, together with Indebtedness outstanding under subsections 9.2(e) and (g) below, does not exceed, individually or in the aggregate, the amounts set forth on Schedule 9.2; PROVIDED that each such Domestic or Foreign Subsidiary which is a borrower shall have executed a note in favor of the Borrower or such Domestic Subsidiary evidencing such Indebtedness and such note has been pledged to the Agent (for the ratable benefit of the Lenders) pursuant to the applicable Security Agreement.

         (c) Indebtedness of the Borrower and any of its Subsidiaries incurred solely in order to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $10,000,000 at any time outstanding;

         (d) Indebtedness under Hedging Agreements required under subsection
8.11 or permitted under subsection 9.16, and under currency and commodity Hedging Agreements entered into the ordinary course of business to hedge currency fluctuations and commodity prices (and not for speculation), in the case of interest rate Hedging Agreements with a counterparty approved by the Agent;

         (e) With respect to each Foreign Subsidiary, Indebtedness of such Foreign Subsidiary to one or more lenders located in such Foreign Subsidiary's place of business under a revolving credit line entered into for working capital purposes, or bank overdraft lines entered into in the ordinary course of business; PROVIDED that such Indebtedness, together with Indebtedness outstanding under subsection 9.2(b)(iii) above and 9.2(g) below, may not at any time (i) exceed for any Foreign Subsidiary individually or all Foreign Subsidiaries in the aggregate the amounts set forth on Schedule 9.2 or (ii) be secured by any assets (real, personal or mixed) of such Foreign Subsidiary other than current assets or of any other Person, or (iii) be supported by any Guarantee Obligation of the Borrower or any Domestic Subsidiary;

         (f) Indebtedness evidenced by the SMC Acquisition Note, the SMC (Canada) Note, the SMC (France) Note and the SMC (UK) Notes; PROVIDED that each such note is pledged to the Agent (for the ratable benefit of the Lenders) pursuant to the applicable Security Agreement and any amounts repaid under such notes may not be reborrowered;

         (g) Indebtedness described on Schedule 6.24;

         (h) the New York Mortgage Loans;

         (i) from the Closing Date until February 1, 1999, Indebtedness to Inco, Inc. with respect to the Receivables Program in a principal amount not to exceed $35,000,000;

         (j) intercompany Indebtedness of one or more Foreign Subsidiaries to the Borrower or a Domestic Subsidiary in a principal amount not to exceed $15,000,000 arising out of intercompany Indebtedness of one or more of the Inco Entities existing as of the Closing Date which is being assumed as part of the Acquisition;

         (k) Indebtedness of a Foreign Subsidiary to another Foreign Subsidiary; and

         (l) other unsecured Indebtedness of the Borrower or any Domestic Subsidiary in an aggregate amount outstanding not to exceed $5,000,000.

         LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (collectively, the "PERMITTED LIENS"):

         (a) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with generally accepted accounting principles;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, lessors', landlords' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

         (f) Liens securing Indebtedness of the Borrower and its Wholly Owned Subsidiaries permitted by subsection 9.2(c) incurred to finance the acquisition of fixed or capital assets; PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds thereof, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

         (g) Liens on the property or assets of a Person which becomes a Subsidiary after the Closing Date or on assets purchased from any Person after the Closing Date securing Indebtedness permitted by subsection 9.2(c); PROVIDED that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien does not cover any property or assets of such Person not covered immediately prior thereto, and
(iii) the amount of Indebtedness secured thereby is not increased;

         (h) Liens created pursuant to the Security Documents;

         (i) Liens existing on the Closing Date securing Indebtedness permitted by subsection 9.2(g), and covering only the assets set forth on Schedule 9.3, and not otherwise required to be released by reason of the Refinancing, PROVIDED
(i) that such Lien is not enforceable against any other property or asset, (ii) that such Lien secures only those obligations that it secures on the date hereof, and (iii) that no such Lien is amended after the Closing Date to cover any additional property or to secure additional Indebtedness;

         (j) any Lien arising by operation of law pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, or pursuant to analogous state law, for costs or damages (i) which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or (ii) which are being contested in good faith by appropriate proceedings or (iii) which are on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such costs or damages is such property; PROVIDED, in any case, that the liability of the Borrower (or the Subsidiary of the Borrower that directly owns or operates the affected property) with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Agent (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $5,000,000 for all such Liens;

         (k) the mortgages securing the New York Mortgage Loans; and

         (l) Liens permitted by subsection 9.2(e)(ii).

         LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) the Guarantees, including any Guarantee Obligations arising under any rights of contribution thereunder;

         (b) Guarantee Obligations made in the ordinary course of its business by (i) the Borrower of Indebtedness or liabilities of any Wholly Owned Domestic Subsidiary or (ii) by any Foreign Subsidiary of the Indebtedness or liabilities of any other Foreign Subsidiary, in each case which Indebtedness and liabilities are otherwise permitted hereunder.; and

         (c) those Guarantee Obligations listed on Schedule 6.1(c).

         LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

         (a) any Wholly Owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower; PROVIDED that in each case, after giving effect to such merger or consolidation, (i) the continuing or surviving corporation's net worth shall not be less than that of either of the corporations so consolidated or merged immediately prior to such merger or consolidation and (ii) no Default or Event of Default exists;

         (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly Owned Domestic Subsidiary of the Borrower that is a Guarantor;

         (c) any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

         (d) mergers, consolidations or amalgamations occurring in connection with the Acquisition; and

         (e) a merger, consolidation or amalgamation effected in connection with a Permitted Acquisition.

         LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Wholly Owned Domestic Subsidiary that is a Guarantor, except:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (c) as permitted by subsection 9.5;

         (d) Asset Sales, PROVIDED that (x) the consideration received for such Asset Sale is in cash or Cash Equivalents in an amount at least equal to the fair market value of the property, business or assets sold in connection therewith (as determined in good faith by the Board of Directors of the Borrower), and (y) the Net Proceeds of such Asset Sales are applied in accordance with subsection 5.1(c) and PROVIDED, FURTHER, that neither the Borrower nor any of its Subsidiaries may sell Capital Stock issued by any of their respective Subsidiaries unless, as a result of such sale, neither the Borrower nor any of its Subsidiaries shall own, directly or indirectly, any interest whatsoever in the Subsidiary whose Capital Stock is being sold;

         (e) sales of equipment and other property, including leasehold interests, in the ordinary course of business;

         (f) the sale, transfer or other disposition of any asset in the ordinary course of business which is obsolete for its intended use;

         (g) the New York Mortgage Loans; and

         (h) leases or subleases of excess space in any facility of the Borrower or any of its Subsidiaries entered into in the ordinary course of business for space which is not material in area to such facility.

         RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower and other than dividends payable by any Subsidiary to the Borrower or another Subsidiary, directly or indirectly) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (each, a "RESTRICTED PAYMENT"); PROVIDED that so long as no Default or Event of Default has occurred and is continuing or would result from the making of such payment, (a) the Borrower may declare and pay cash dividends on its Preferred Stock in accordance with the terms of the Preferred Stock Documents as in effect on the Closing Date; (b) the Borrower may repurchase its Capital Stock from employees in accordance with the Borrower's Long Term Stock Incentive Plan in an aggregate amount in any fiscal year not to exceed $2,000,000; and (c) the Borrower or its Subsidiary may purchase the minority shares of Rescal S.A. for an aggregate amount not to exceed $1,000,000.

         LIMITATION ON CAPITAL EXPENDITURES. Make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures, except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its consolidated Subsidiaries, during any fiscal year of the Borrower an amount equal to:

         (a) $44,000,000 in the fiscal year ending December 31, 1998;

         (b) the amount set forth below if the EBITDA Threshold was met for the immediately preceding fiscal year:

         FISCAL YEAR                              Amount
         -----------                              ------
            1999                               $40,000,000
            2000                                40,000,000
            2001                                35,000,000
            2002                                40,000,000
            2003                                40,000,000
            2004 and thereafter                 40,000,000

         (c) if the EBITDA Threshold was not met for the immediately preceding fiscal year, the amount set forth in the table above for the applicable fiscal year less the amount by which the actual Consolidated EBITDA for the immediately preceding fiscal year was less than the applicable EBITDA Threshold; and

         (d) in the case of clause (a) or (b), up to 100% of the amount of permitted Capital Expenditures not expended in the immediately preceding fiscal year. Notwithstanding the foregoing, in any event the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures in each fiscal year of up to $15,000,000.

         (e) "EBITDA THRESHOLD": for any fiscal year set forth below, Consolidated EBITDA of at least the amount set forth below:

         FISCAL YEAR                              Amount
         -----------                              ------
            1998                              $ 95,000,000
            1999                               105,000,000
            2000                               120,000,000
            2001                               130,000,000
            2002                               145,000,000
            2003 and thereafter                150,000,000

         LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase or acquire any Capital Stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (collectively, "INVESTMENTS"), except:

         (a) extensions of trade credit and accounts receivable generated in the ordinary course of business;

         (b) Investments in Cash Equivalents in which the Agent has a duly perfected first priority Lien;

         (c) in connection with the Acquisition in the amounts of debt and equity Investments set forth on Schedule 9.9;

         (d) Investments by the Borrower in its Wholly-Owned Domestic Subsidiaries which are Guarantors and Investments by such Subsidiaries in the Borrower and in other Wholly-Owned Domestic Subsidiaries which are Guarantors; PROVIDED that no Investment may be made by the Borrower and its Domestic Subsidiaries in any Foreign Subsidiary (other than the Indebtedness permitted to be incurred under subsections 9.2(b)(iii), 9.2(f) and 9.2(j) and transactions permitted under subsections 9.9(a) and (f));

         (e) Permitted Acquisitions; and

         (f) other Investments in an aggregate amount not in excess of $1,000,000.

         LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND CAPITAL STOCK.

         (a) Make any optional payment or prepayment or any purchase or redemption of any Indebtedness for borrowed money (other than the Loans and the Refinancing and the repayment of working capital lines and overdraft facilities permitted under subsection 9.2(e) or any Intercompany Notes) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness for borrowed money (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or (c) amend the Certificate of Incorporation (or other governing document) of the Borrower or any Material Subsidiary.

         LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate, PROVIDED that the foregoing restriction shall not apply to (i) the indemnification of directors of the Borrower and its Subsidiaries in accordance with customary practice, or (ii) the granting of extended payment terms to Subsidiaries or Affiliates of the Borrower in the ordinary course of business or (iii) payments to SIMA not to exceed $500,000 in any fiscal year under the terms of the Managerial Assistance Agreement dated as of February 25, 1997.

         LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

         LIMITATION ON CHANGES IN FISCAL YEAR AND ACCOUNTING POLICIES. Permit the fiscal year of the Borrower to end on a day other than December 31, or change its accounting policies or reporting practices from those of the Borrower in effect on the Closing Date, except to the extent such change is required by generally accepted accounting principles.

         LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement after the Closing Date, other than (a) this Agreement, (b) operating leases with respect to any leased asset, (c) purchase money mortgages or Financing Leases permitted by this Agreement (in the case of clauses (b) and (c), any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or of any of the Subsidiaries to declare or pay dividends or to make loans or other advances to the Borrower, directly or indirectly.

         LIMITATION ON LINES OF BUSINESS. Enter into any business either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement, after giving effect to the Acquisition, the manufacture and sale of engineered ceramic materials and composites and other similar businesses which are directly related thereto and, with respect to any Permitted Acquisition, a business that uses the products manufactured by Borrower or its Subsidiaries in its manufacturing business or any distributor of such products.

         LIMITATION ON ENTERING INTO CERTAIN HEDGING AGREEMENTS. Enter into any interest rate Hedging Agreement which would cause the aggregate notional amount of all such Hedging Agreements to which the Borrower and its Subsidiaries are parties to exceed 100% of the aggregate original outstanding principal amount of the Term Loans.

         LIMITATION ON NEW BANK ACCOUNTS. Open any new Domestic Bank Account unless the Agent shall have a perfected first priority Lien therein.

         LIMITATION ON ISSUANCE OF CAPITAL STOCK. Issue any additional preferred stock (other than as required by the Preferred Stock Documents as in effect on the Closing Date) or permit any direct or indirect Subsidiary of the Borrower to issue or grant any Capital Stock of such Subsidiary to any Person, other than the Borrower or a Wholly Owned Subsidiary of the Borrower, and with respect to Foreign Subsidiaries, as required by applicable Requirements of Law.

         MODIFICATIONS TO ACQUISITION DOCUMENTS AND PREFERRED STOCK DOCUMENTS.
(a) Amend, supplement or otherwise modify any Acquisition Document except changes that are effective only after 20 days' prior written notice to the Agent and the

Lenders and if the Required Lenders have not delivered a notice to the Borrower that such change would, in the opinion of the Required Lenders, be adverse to the interests of the Lenders, or fail to enforce the rights of the Borrower and its Subsidiaries thereunder if such failure to enforce such rights would be adverse to the Borrower or any of its Subsidiaries or the Lenders; or (b) amend, supplement or otherwise modify the provisions of any Preferred Stock Document relating to redemption of, or the payment of dividends on, the Preferred Stock.


                                     SECTION
                                EVENTS OF DEFAULT


         If any of the following events shall occur and be continuing ("EVENT OF DEFAULT"):

         (a) The Borrower shall fail to pay any principal of any Loan when due; or the Borrower shall fail (i) to reimburse any drawing on any Letter of Credit when due or (ii) to provide any or all of the cash collateral required to be deposited with the Issuing Bank pursuant to a Letter of Credit Request strictly in accordance with the terms thereof; or the Borrower shall fail to pay any interest on any Loan, or any fee or other amount payable hereunder within three days after any such interest, fees or other amount becomes due; or

         (b) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; or

         (c) The Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement contained in subsections 8.1, 8.2(b) or (c), 8.7(a), Section 9, or Section 3.4 of each of the Security Agreements; or

         (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) and paragraph (m) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to the Borrower; or

         (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $5,000,000 in the aggregate; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (including, without limitation, any mandatory prepayment event) shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after the giving of notice if required, such Indebtedness to become due (whether by acceleration, mandatory prepayment or otherwise) prior to its stated maturity or such Guarantee Obligation to become payable; or

         (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (ii) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other similar event or condition shall occur or exist with respect to any foreign employee benefit plan, program or arrangement; and in each case in clauses (ii) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (i) (i) Except in connection with an Asset Sale permitted under subsection 9.6, any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except as expressly provided by such Security Document); or

         (j) Any Guarantee shall cease, for any reason (except as expressly provided in such Guarantee), to be in full force and effect or any Guarantor shall so assert; or

         (k) A Change of Control shall have occurred; or

         (l) The Borrower's Voting Stock shall cease to be traded on a principal securities exchange or Borrower shall fail to make a material filing with the SEC when due (after giving effect to any extension granted by the SEC in the ordinary course); or

         (m) The Borrower or any other Loan Party shall fail timely to comply with any of its agreements and covenants in the Closing Letter and the Agent shall have delivered to the Borrower written notice that such failure constitutes an "Event of Default" under this paragraph (m);

then, and in any such event and at any time thereafter during the continuation of such an Event of Default, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by written notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by written notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         In addition, upon demand by the Issuing Bank, the Agent or the Required Revolving Credit Lenders after the occurrence of any Event of Default, the Borrower shall deposit with the Agent for the benefit of the Revolving Credit Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank and the Revolving Credit Lenders as security for, and to provide for the payment of, the Letters of Credit Outstanding.


                                     SECTION
                                    THE AGENT


         APPOINTMENT. Each Lender and the Issuing Bank hereby irrevocably designates and appoints Credit Lyonnais New York Branch as the Agent of such Lender and the Issuing Bank under this Agreement and the other Loan Documents, and each such Lender and the Issuing Bank irrevocably authorizes Credit Lyonnais New York Branch, as the Agent for such Lender and the Issuing Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. None of the Documentation Agent, the Syndication Agent or the Co-Agent shall have any duties or responsibilities hereunder or any fiduciary relationship with any Lender, the Agent or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against such Persons.

         DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders and the Issuing Bank for, or have any duty to ascertain or inquire as to, any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or the creation, enforceability, perfection or priority of any Lien or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender and the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries, or, except as expressly set forth in any Loan Document, to disclose (and shall not be liable for any failure to disclose) any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to the Agent or any of its Affiliates in any capacity.

         RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall treat the payee of any Note as the owner thereof for all purposes unless the assignment or transfer shall have been recorded in the Register. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and the Issuing Bank and all future holders of the Notes.

         NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Issuing Bank. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Issuing Bank.

         NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender and the Issuing Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and/or any of its

Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender and the Issuing Bank. Each Lender and the Issuing Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender and the Issuing Bank also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders or the Issuing Bank by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so to the extent required by the terms of any Loan Document), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries and Affiliates as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' written notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, with the consent of the Borrower (which consent will not be unreasonably withheld or delayed) whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If no successor shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice hereunder, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York City or an Affiliate of such bank. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         CONCERNING THE COLLATERAL.
         (a) The Agent, the Issuing Bank and each of the Lenders authorizes and directs the Agent to enter into the Security Documents for its benefit and the benefit of the Lenders and the Issuing Bank and to perform all obligations of the Agent thereunder, including (without limitation) obligations to release Collateral. Each holder of any Obligations agrees that any action taken by the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the holders of Obligations.

         (b) Each Lender hereby agrees that it will, upon request of the Borrower or the Agent, confirm the Agent's authority to release, or direct the Agent to release, any Lien held by the Agent:

                  (i) against all of the Collateral, upon payment in full of the Obligations and expiration or termination of the obligations of the Lenders under this Agreement;

                  (ii) against any part of the Collateral sold or disposed of by the Borrower or any Subsidiary, if such sale or disposition is permitted by and is made in accordance with this Agreement; and

                  (iii) against any Collateral which the Agent is required to release pursuant to the Security Documents or applicable law.

         (c) The Agent shall not be accountable or liable for any release of Collateral which (i) the Agent in good faith believes is required under the Security Documents or any other Loan Document, or (ii) results from any failure to give, or delay in giving, any notice of termination of any rights of the Borrower pursuant to the Security Documents or any other Loan Document.


                                     SECTION
                                  MISCELLANEOUS


         AMENDMENTS AND WAIVERS. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower or any applicable Loan Party written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or any applicable Loan Party hereunder or thereunder or otherwise amending the terms of this Agreement or any other Loan Document or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or extend any Letter of Credit beyond the Tranche A and Revolver Termination Date, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of subsection 2.2, 2.3, 2.4, 3.3, 3.4 or 12.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or any substantial portion of the Collateral (except as otherwise provided in any Loan Document) or release any Guarantor from its obligations under any Guarantee or modify the terms of any Loan Document to change the ratable sharing of Collateral among the Lenders, in each case without the written consent of all the Lenders and the Issuing Bank, (iii) amend, modify or waive any provision of Section 2 or the order of application of prepayments in subsection 5.1 without the written consent of the Required Tranche A Lenders or reduce the percentage in the definition of Required Tranche A Lenders without the consent of all the Tranche A Lenders, (iv) amend, modify or waive any provision of Section 2 or the order of application of prepayments in subsection 5.1 without the written consent of the Required Tranche B Lenders or reduce the percentage in the definition of Required Tranche B Lenders without the consent of all the Tranche B Lenders, (v) amend, modify or waive any provision of
Section 3 or the order of application of prepayments in subsection 5.1 without the prior written consent of the Required Revolving Credit Lenders or reduce the percentage in the definition of Required Revolving Credit Lenders without the consent of all the Revolving Credit Lenders, (vi) amend, modify or waive any provision of Section 4 without the prior written consent of both the Issuing Bank and the Required Revolving Credit Lenders or (vii) amend, modify or waive any provision of Section 11 without the written consent of the then Agent (PROVIDED that the rights of any prior Agent or Agents shall not be adversely affected thereby). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and the Issuing Bank, and shall be binding upon the Borrower, or any applicable Loan Party, the Lenders, the Issuing Bank and the Agent. In the case of any waiver, the Borrower, or any applicable Loan Party, the Lenders, the Issuing Bank and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after being deposited with an overnight courier, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:            Special Metals Corporation
                                  4317 Middle Settlement Road
                                  New Hartford, New York 13413
                                  Attention: Chief Financial Officer
                                  Telecopy:  (315) 798-6877
                                  Telephone: (315) 798-2900

         The Agent:               Credit Lyonnais New York Branch
                                  1301 Avenue of the Americas
                                  New York, New York 10019
                                  Attention: Leveraged Finance (Mark
                                  Koneval)
                                  Telecopy:  (212) 459-3176
                                  Telephone: (212) 261-7869

PROVIDED that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsections 2.2, 3.2, 3.5, 4.1, 4.5, 5.1, 5.2 or 5.7 shall not be effective until received.

         NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         PAYMENT OF EXPENSES AND TAXES; INDEMNITY. The Borrower agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement, modification or waiver to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of Latham & Watkins, special counsel to the Agent, as well as local and foreign counsel to the Agent,
(b) to pay or reimburse each Lender, the Issuing Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents or the Transactions (including during any work-out or restructuring of the Loans or during the pendency of any bankruptcy, insolvency or similar proceeding), including, without limitation, the fees and disbursements of counsel to the Agent and to each Lender and any advisors, appraisers, consultants or other professionals engaged by them or such counsel, and (without duplication) allocated costs of in-house counsel, and (c) to pay, indemnify, and hold each Lender, the Issuing Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary stamp, excise and other taxes, if any, which may be payable or determined to be payable by reason of the execution and delivery of this Agreement and the other Loan Documents and any such other documents, or any amendment, supplement or modification of, or any waiver or consent under or in respect thereof and (d) to indemnify, and hold each Lender, the Issuing Bank and the Agent and their respective affiliates, officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and other charges) with respect to the execution, delivery, performance and consummation of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to, or arising out of (i) the preparation for a defense of, or participation in, any investigation, litigation, proceeding or other action related to or arising out of the Loan Documents or any other such documents, or any of the Transactions (whether or not such Indemnified Party is a party to such proceeding or other action and whether any such investigation, litigation or proceeding or other action is brought by the Borrower, its stockholders or creditors, by an Indemnified Party or by any other Person) or
(ii) the violation of, noncompliance with or liability under, any Environmental Law applicable to the Borrower, any of its Subsidiaries or any of the Mortgaged Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to an Indemnified Party with respect to indemnified liabilities arising solely from the gross negligence or willful misconduct of such Indemnified Party (as determined in a final non-appealable judgment by a court of competent jurisdiction). A certificate as to any amounts payable pursuant to this subsection 12.5 submitted to the Borrower by the Agent, any Lender or an Indemnified Party shall be conclusive in the absence of manifest error. The Borrower further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its Affiliates, security holders or creditors except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or the Indemnified Party's breach of its obligations under the Loan Documents. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

         SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and the Issuing Bank.

         (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents (which participations may be on a non-pro rata basis) without the consent of the Agent or the Borrower. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 5.9, 5.10 and 5.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that no Participant shall be entitled to any greater payment under such subsections than the applicable Lender would have been entitled to receive with respect to the interest sold. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; PROVIDED that such right of setoff shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 12.7. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Loan in which the Participant has an interest or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

         (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Agent and (so long as no Event of Default shall have occurred and be continuing) the Borrower (which consents shall not be unreasonably withheld or delayed), to another Person (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents (which assignments may be on a non-pro rata basis) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit N (an "ASSIGNMENT AND ACCEPTANCE"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional Assignee, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $5,000,000. Assignments may be made on a non pro rata basis of a Lender's Revolving Credit Commitment and Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned to it in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned to it in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto), (but shall continue to be entitled to the benefits of subsections 5.9, 5.10, 5.11 and 12.5). Notwithstanding any provision of paragraph (e) of this subsection, unless requested by the Assignee and/or the assigning Lender, Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 10(f) shall have occurred and be continuing.

         (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Agent) together with payment by the Assignee or the assigning Lender to the Agent of a registration and processing fee of $5,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) Subject to the provisions of subsection 12.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower, its Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower, its Subsidiaries and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder.

         ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The provisions of this subsection 12.7(a) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliate thereof (as to which the provisions of this subsection 12.7(a) shall apply). The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise after the occurrence of an Event of Default) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

         COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower and the Subsidiaries, the Agent, the Issuing Bank and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties of any party hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Any previous agreement with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.

         GOVERNING LAW. THIS AGREEMENT AND THE LOANS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE LOANS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 12.2 or at such other address of which the Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Agent nor the Issuing Bank nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent, Issuing Bank and Lenders, on one hand, and it, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders (including the Issuing Bank) or among it and the Lenders (including the Issuing Bank).

         WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUING BANK AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the parties to this Agreement acknowledges that this waiver is a material inducement for each of the parties to this Agreement to enter into a business relationship, that each of the parties to this Agreement have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         CONFIDENTIALITY. The Lenders shall hold in confidence all non-public information obtained pursuant to the requirements of this Agreement or furnished at the request of a Lender which has been identified as such in writing by the Borrower, PROVIDED that any Lender may make disclosure (i) reasonably required by any Transferee or prospective Transferee pursuant to subsection 12.6 (subject to the execution by such Transferee or prospective Transferee of a confidentiality letter of the same scope as this subsection 12.16) or (ii) as required or requested by any governmental agency or representative thereof or required by law, rule or regulation or (iii) pursuant to legal process or (iv) to its employees, directors, agents, attorneys, accountants and other professional advisors; PROVIDED, FURTHER, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    SPECIAL METALS CORPORATION


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    as Agent, as a Lender and as Issuing Bank


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    MANUFACTURERS & TRADERS TRUST
                                    COMPANY,
                                    as Documentation Agent and as a Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    MELLON BANK, N.A.,
                                    as Syndication Agent and as a Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________

                                    THE BANK OF NOVA SCOTIA,
                                    as Co-Agent and as a Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    KEYBANK NATIONAL ASSOCIATION,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    BANK UNITED,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    BANQUE NATIONALE DE PARIS,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________

                                    SOCIETE GENERALE, NEW YORK
                                    BRANCH,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    FLEET NATIONAL BANK,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    NATIONAL BANK OF CANADA,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    CREDIT AGRICOLE - INDOSUEZ,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________

                                    NATEXIS BANQUE,
                                    as Lender


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________